Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                     Wintech Digital System Technology Corp.

             (Exact Name of registrant as specified in its charter)

  Nevada                      6770                           88-0325524

  (State or Jurisdiction of   (Primary Standard Industrial   (I.R.S. Employer Identification No.)
  organization)               Classification Code No.)


                                (0118610)62547647

              (Registrant's Telephone Number, Including Area Code)

                             Room 510, DSP Building,
                              17 Zhongguancun Road
                             Beijing, China, 100080
                                (0118610)62547647

               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                  YongHong Dong
                             Room 510, DSP Building,
                              17 Zhongguancun Road
                             Beijing, China, 100080
                                (0118610)62547647

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                      Temple Summit Financial Projects, Inc
                          223 East FM 1382, Suite 12720
                             Cedar Hill, Texas 75104

                  Former name and former address of registrant

                          Copies of Communications to:

                            Shawn F. Hackman, a P.C.,
                       3360 West Sahara Avenue, Suite 200,
                             Las Vegas Nevada 89102
              Telephone: (702) 732 2253 Facsimile: (702) 940-4006

                             Ancas Financial, Inc.
                          87 Sea Holly Way, Suite 200
                              Henderson, NV 89014
               Telephone: (702) 617 1971 Facsimile: (702) 837 8864

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. / /

 If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE

Title of Class of         Amount to be Registered   Proposed Max. Off.Price   Proposed Maximum          Amount Of
Securities                                          Per Share                 Offering Price            Registration Fee(1)(2)

Common stock, $.001                     2,505,000                $0.8750(1)                 $2,191,875                   $578.65


Total                                   2,505,000                 $ 0.8750                  $2,191,875                $578.65(3)

(1) The shares currently trade on the OTC Bulletin Board under symbol "WDSP" and had a closing bid price of $0.8750. The actual price of sales may vary depending on the price per share when the sales are made.
(2) Estimated solely for the purpose of calculating the registration fee based on the closing bid price as of October 24, 2000 in accordance with Rule 457(f)(2).
(3)  Paid by electronic transfer.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


PROSPECTUS                          Subject to Completion, Dated  ____, 2000



The information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                  WINTECH DIGITAL SYSTEM TECHNOLOGY CORPORATION
2,505,000 SHARES OF COMMON STOCK TO BE SOLD BY THE HOLDERS THEREOF

         This registration statement relates to the offer and sale of 2,505,000 shares of common stock, $.001 par value per share, of Wintech Digital Systems Technology Corporation, a Nevada corporation ("Wintech" or the "Company") by the holders of such common stock. All costs incurred in the registration of the shares are being borne by Wintech.

         Wiintech's stock is currently trading on the OTC Bulletin Board under the symbol "WDSP". Sales of the shares being offered by the selling securityholders, or even the potential of such sales, may likely have an adverse effect on the market price of the common stock of Wintech.

         The shares will become tradable on the effective date of this prospectus. The selling securityholders will receive the proceeds from the sale of their shares and Wintech will not receive any of the proceeds from such sales. The selling securityholders, directly or through agents, dealers or representatives to be designated from time to time, may sell their shares on terms to be determined at the time of sale. SEE "PLAN OF DISTRIBUTION." The selling securityholders reserve the sole right to accept or reject, in whole or in part, any proposed purchase of the shares being offered for sale.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" CONTAINED IN THIS PROSPECTUS BEGINNING ON PAGE 5.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PROCEEDS TO COMPANY OR    *                    UNDERWRITING DISCOUNTS
OTHER PERSONS             PRICE TO PUBLIC(1)   AND COMMISSIONS(2)
------------------------- -------------------  ------------------------------
------------------------- -------------------  ------------------------------


(3)          Per Share    $   0.8750           $0
------------------------- -------------------  -------------------------------
------------------------- -------------------  -------------------------------


(3)           Total       $ 2,191,875          $0
------------------------- -------------------  -------------------------------



(1) All the shares are being sold by the selling securityholders. The price is estimated based on the closing bid of Wintech's common stock as quoted on the OTC Bulletin Board as of October 24, 2000 of $0.8750. However the actual sales price may vary depending on the price at the time each sale is made.

(2) The shares are being sold by the selling securityholders and Wintech has no agreements or understandings with any broker or dealer for the sales of such shares. A selling securityholder may determine to use a broker-dealer in the sale of its securities and the commission paid to such broker-dealer if any, will be determined at that time.

(3)      Wintech will not receive any proceeds from the sale of the shares.




                                        The   date   of   this   Prospectus   is
________________, 2000.

                               PROSPECTUS SUMMARY


THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. REFERENCE IS MADE TO, AND THIS SUMMARY IS QUALIFIED BY, THE MORE DETAILED INFORMATION SET FORTH IN THIS PROSPECTUS, WHICH SHOULD BE READ IN ITS ENTIRETY.

WINTECH DIGITAL SYSTEM TECHNOLOGY CORPORATION

         In July, 2000 Beijing Wintech Technology Co., Ltd. (Beijing Wintech) was acquired by Temple Summit Financial Projects, Inc. ("Temple"), a fully reporting Company in accordance with the Securities and Exchange Act of 1934, in exchange for an aggregate of 12,000,000 shares of common stock and became a wholly-owned subsidiary of Temple Summit Financial Projects, Inc. Prior to the acquisition Temple conducted a 200 for 1 reverse split of its common stock on July 24, 2000. At the time of the split the shares outstanding were 138,096,863. The total number of outstanding shares was reduced to 690,484. At the time of the acquisition all officers and directors of Temple Summit resigned and appointed Yonghong Dong as the new president. As a result of 12,000,000 shares being issued for the acquisition the new outstanding share amount was 12,690,484. In August 2000 Temple changed its name to Wintech Digital System Technology Corporation("Wintech"). The transaction was treated as a reverse acquisition. As a result of the reverse acquisition, the new entity of Wintech became the successor and is required to continue compliance with the reporting requirements of the Securities and Exchange Act of 1934.



TRADING MARKET

         Currently Wintech's securities are quoted on the OTC Bulletin Board under the symbol "WDSP". The closing bid price as of October 24, 2000 was $0.8750

SELECTED FINANCIAL DATA

         As more fully explained in the accompanying financial statements, the acquisition on July 25, 2000 by Wintech of Beijing Wintech was accounted for as a recapitalization of Wintech. The following tables set forth the unaudited proforma statements of operations data of Wintech from July 1, 1999 through June 30, 2000 prepared on the basis that the reverse acquisition had occurred on July 1, 1999 and the the unaudited proforma balance sheet data as of June 30, 2000 as if the acquisition had occurred on July 1, 1999.


OPERATING DATA:




                     WINTECH DIGITAL SYSTEM TECHNOLOGY CORP.
                   UNAUDITED PROFORMA STATEMENTS OF OPERATIONS

                                             (Historic)                     (Historic)              *
                                               Temple                    Beijing Wintech            Proforma Combined (1)



                                            RMB            US$         RMB            US$        RMB            US$

Sales of products and
services ..........................         --            --       7,720,004      932,593    7,720,004      932,593

Cost of sales......... ............         --            --       2,242,755      270,930    2,242,755      270,930


Gross Profit.......... ............         --            --       5,477,249      661,663    5,477,249      661,663

Selling, general and administrative
expenses.............. ............
                                         520,222        62,844     2,244,063      271,087    2,764,285      333,931

Income from
Operations ............  ..........     (520,222)      (62,844)    3,233,186      390,576    2,712,964      327,732



Interest income ........  .........         --            --           9,950        1,202        9,950        1,202


Other income, net.......  .........         --            --         216,802       26,190      216,802       26,190

Income (Loss) before
Discontinued Operations ...........     (520,222)      (62,844)    3,459,938      417,968    2,939,716      355,124



Income tax ............. ..........         --            --         244,707       29,561      244,707       29,561


Net income.............. ..........     (520,222)      (62,844)    3,215,231      388,407    2,659,009      325,563











                                        2






BALANCE SHEET DATA:







                     WINTECH DIGITAL SYSTEM TECHNOLOGY CORP.

(1) Renminbi amounts have been translated into United States dollars at the exchange rate as of June 30, 2000 of Rmb8.2780 to 1 United States dollar. Such translation should not be constructed as a representation that Renminbi amounts could be converted into United States dollars at that or any other rate of exchange.

(2) The balance sheet of Beijing Wintech at June 30, 2000 adjusted to reflect the re-capitalization arising from the reverse acquisition is as follows:





                               (Historic)                  (Historic)
                               Temple                 Beijing Wintech         Proforma Combined

    ....................
* ......................         RMB         US$         RMB         US$         RMB         US$

   Current Assets ......       8,095         978   8,820,366   1,065,519   8,828,461   1,066,497


   Total assets ........       8,095         978   9,177,777   1,108,695   9,185,872   1,109,673


   Total liabilities ...        --          --     3,726,998     450,229   3,726,998     450,229


   Shareholders' equity        8,095         978   5,450,779     658,466   5,458,874     659,444


   Total liabilities and
   shareholders' equity        8,095         978   9,177,777   1,108,695   9,185,872   1,109,673



                                        3



RISK FACTORS

         There are substantial risk factors involved in investment in Wintech. Investment in Wintech is speculative and no assurances can be made of any return to investors.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus may contain certain forward-looking statements and information relating to Wintech that are based on its beliefs as well as assumptions made by and information currently available to them. These statements include, among other things, the discussions of Wintech's business strategy and expectations concerning its market position, future operations, expansion opportunities, and profitability. When used in these documents, the words "anticipate," "feel," "believe," "estimate," "expect," "plan," and "intend" and similar expressions, as they relate to Wintech, are intended to identify forward-looking statements. Such statements reflect the current view of Wintech respecting future events and are subject to certain risks, uncertainties, and assumptions, including the meaningful and important risks and uncertainties noted, particularly those related to the operations, results of operations, and growth strategy of Wintech, liquidity, competitive factors and pricing pressures, changes in legal and regulatory requirements, general economic conditions, and other factors described herein. Although Wintech has attempted to identify important facts that could cause actual results to differ materially, there may be other factors that cause the forward-looking statement not to come true as anticipated, believed, estimated, expected, planned, or intended. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected, or intended. Neither Wintech nor any other person undertakes any obligation to revise these forward-looking statements, to identify important facts, or to reflect the occurrence of unanticipated events after the date hereof that could cause actual results to differ materially.

                                  RISK FACTORS

MANAGEMENT OF WINTECH HAS LIMITED EXPERIENCE OPERATING AS A PUBLIC COMPANY

While Wintech's executive management provide it with experience and recognition in the Digital Signal Processing (DSP) business, Wintech has no operating history as it is currently structured. Because of the nature of Wintech's business, and its lack of operating history under its current structure, historical results of operations may not be indicative of future financial operating results and future financial performance is unknown. There is no assurance Wintech will continue to show operating profits.


LACK OF ACCESS TO CAPITAL IN CHINA

Although Wintech has been able to grow without the help of outside capital, the lack of working capital has prevented the Company from growing faster and quickly capturing more market share. The lack of funds also prevented the Company from entering the international market. Currently, the market in which Wintech competes in is funded primarily by private individuals and private companies. It is very difficult for a non-government owned Company to borrow funds from banks in China. If China is admitted into the World Trade Organization foreign financial institutions will be permitted to do business in China. If China is not admitted into the World Trade Organization, the operations and planned expansion could be adversely affected. The Company believes that its' cash reserves and revenues from operations will be sufficient to continue operations for the next 12 months. However, any planned expansion will be dependent on the ability to raise capital.



                                        4

WINTECH IS DEPENDENT UPON THE EXPERIENCE AND KNOWLEDGE OF ITS KEY PERSONNEL

         The operations of Wintech will depend to a great extent on the efforts and expertise of Wintech's executive officers and directors, particularly, its President and Chairman, Yonghong Dong, Xiaoming Chen, Vice President of Administration/Director, Mingrong Li, Wintech's Vice President of Marketing and Baoling Zheng it's Vice President of Finance.

         Wintech has no employment contracts with any individuals who can be classified as management. Wintech carries no key man insurance on any of these individuals, although all are shareholders of Wintech. In addition, it is not anticipated that Wintech will maintain "key man" insurance with any of its senior management or other employees, although Wintech, in its discretion, may enter into employment contracts with such management or employees in the future as it deems appropriate. See "MANAGEMENT." If Wintech is unable to retain its senior management for any reason, Wintech could be materially and adversely affected.

NO ASSURANCE THAT FINANCIAL RESULTS WILL CONTINUE TO SHOW A PROFIT

         Wintech was profitable for the years ended June 30, 1999 and 2000 as reflected in the audited financial statements. There can be no guarantee that Wintech will continue to operate at a profit in the future for the following reasons: o Possibility of new competitors into the electronics and communications sales and Digital Signal Processing market, o Rapid change in technology that would deem the Company's products inadequate, o Loss of key management and personnel, o Lack of access to capital that would not allow for timely expansion, o Change in the political and social environment in China, o Entrance into the same market by competitors who could offer the same products at significantly lower prices.

If any of the previous conditions occur there is a possibility that your investment could lose value.

FLUCTUATING EXCHANGE RATES MAY CAUSE PROFITS TO DECREASE WHEN STATED IN THE FINANCIAL STATEMENTS

         Substantially all of our revenue, expense, assets and liabilities are denominated in Renminbi. The Company can't guarantee that the current exchange rate of Rmb8.277986 to 1 US dollar, will remain the same, therefore there is a possibility that Wintech could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of Rmb converted to US dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.


CHANGES  IN  THE  POLITICAL  OR  BUSINESS  ENVIRONMENT  IN  CHINA  COULD  AFFECT
OPERATIONS

         Currently, China is in a period of growth and is openly promoting business development in order to bring more business into China as evidenced by the creation of the Beijing Technology Park. Additionally, China allows a Chinese corporation to be owned as a subsidiary by a United States company. If the laws or regulations are changed by the Chinese government to prohibit ownership of Chinese companies by United States companies, Wintech's ability to operate as a subsidiary of a United States Company could be affected.

             Our ability to raise funds in the US capital markets and to market our products and services in the US depends on a stable relationships between the United States and China. If the relationship between the US and China deteriorates due to reasons such as the increased tension over the Taiwan straits, China related stock will suffer, which will impair the Company's ability to raise funds in the capital markets. Furthermore, deteriorated relations between the US and China may adversely affect normal trade relations between the two countries and thus impair the our ability to sell our products in US.



NO DIVERSITY OF OPERATIONS AS BUSINESS OPERATIONS ARE CONCENTRATED IN CHINA

         Currently, Wintech's revenues are derived from sales of electronics and communications equipment to companies in China. While Wintech hopes to expand its operations to countries outside of China, it has not yet begun this expansion and there can be no assurances that Wintech will be able to successfully achieve such an expansion. Therefore, a downturn or stagnation in the economic environment of China, could have a material adverse effect on Wintech's financial condition. All of our revenues, expenses, assets and liabilities are denominated in Renminbi.


                                        5

THE ELECTRONICS AND COMMUNICATIONS EQUIPMENT SALES AND DEVELOPMENT BUSINESS IS HIGHLY COMPETITIVE

         In addition to competing with other electronics and communications equipment companies, Wintech could have to compete with larger US companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel if access is allowed into the Chinese market. If US companies do gain access to the Chinese markets, they will be able to offer products at a lower price. There can be no assurance that Wintech will remain competitive should this occur.


MANAGEMENT AND AFFILIATES OWN ENOUGH SHARES TO CONTROL SHAREHOLDER VOTES

         Wintech's executive officers and directors beneficially own approximately 64.8% of the outstanding common stock. Wintech's executive officers and directors will be able to exercise their controlling interest over matters requiring stockholder approval, including the election of directors and the approval of material corporate matters such as change of control transactions. The effects of such stock ownership could be to delay or prevent a change of control of Wintech unless the terms are approved by such shareholders.

A PUBLIC MARKET MAY NOT BE SUSTAINED AND THE PRICE MAY FLUCTUATE

         Wintech's stock is publicly traded on the OTC Bulletin Board maintained by Nasdaq under the symbol "WDSP". The closing bid price as of October 24, 2000 was $0.8750. There can be no guarantee that the current price can be maintained or be expected to increase in value. If for any reason the common stock is no longer listed on the OTC Bulletin Board maintained by Nasdaq, purchasers of the shares may have difficulty selling their common stock should they desire to do so.

ISSUANCE OF ADDITIONAL COMMON STOCK WILL REDUCE INVESTORS' PERCENTAGE OWNERSHIP

         The future issuance of all or part of the remaining authorized common stock could result in a substantial reduction in the percentage of Wintech's common stock held by its then shareholders, including purchasers of the shares offered herein. No vote of the shareholders is required for the issuance of additional common stock or the designation and issuance of preferred stock. Wintech may determine to issue common stock for future acquisitions, or other items, or may sell shares of its common stock at a price lower than price paid by any purchaser hereof. Such issuance may have the effect of diluting the value of the shares held by its then shareholders and might have a material adverse effect on any trading market, should a trading market develop for Wintech's securities.

ADDITIONAL SHARES ENTERING MARKET PURSUANT TO RULE 144 WITHOUT ADDITIONAL CAPITAL CONTRIBUTION

         Pursuant to Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission, after the expiration of the holding period certain shares of Wintech's common stock now restricted for trading will become eligible for trading in the public market without any additional payment therefore or increase to Wintech's capitalization. Possible or actual sales of its outstanding common stock by all or some of the present shareholders may have an adverse effect on the market

                                        6

price of Wintech's common stock. The additional availability of such shares to be traded in the public market would increase the "public float" of Wintech without any corresponding increase in its capital.

POSSIBLE DIFFICULTY FOR RECOURSE BY SHAREHOLDERS

All of our assets are located outside the United States. In addition, all of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of our or these persons' assets are located outside the United States. As a result, it may be difficult for you, within the United States, to enforce against them or against us, judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state.

SELLING SECURITYHOLDERS MAY SELL SECURITIES AT ANY PRICE OR TIME

         After effectiveness of this prospectus, the selling securityholders may offer and sell their shares at a price and time determined by the selling securityholder in accordance with applicable federal and state securities laws. Affiliates of Wintech will be subject to limitations of Rule 144, including its volume limitations in the sale of their shares. The timing of such sales and the price at which the shares are sold by the selling securityholders could have an adverse effect and cause price fluctuations to the common stock.

POSSIBILITY OF NO STATE RESTRICTION ON SALES BY SELLING SECURITYHOLDERS

         The National Securities Market Improvement Act of 1996 limits the authority of states to impose restrictions upon sales of Securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Sales by the selling securityholders in the secondary market may be made pursuant to Section 4(1) (sales other than by an issuer, underwriter or broker). It is anticipated that following the effective date of this prospectus, the selling securityholders' shares will be eligible for resale in the secondary market in each state.

THE POSSIBILITY OF WINTECH ISSUING PREFERRED STOCK WITH CERTAIN PREFERENCES MAY DEPRESS MARKET PRICE OF THE COMMON STOCK
          The Board of Directors may designate a series or classes of preferred shares without shareholder consent which designations may give the holders of the preferred stock, if previously issued, voting control and other preferred rights such as to liquidation and dividends. The authority of the Board of Directors to issue such stock without shareholder consent may have a depressive effect on the market price of Wintech's common stock even prior to any such designation or issuance of preferred stock. Any such issuance of shares of preferred stock, under certain circumstances, could have the effect of delaying or preventing a change in control of Wintech or other take-over attempt and could adversely materially affect the rights of holders of shares of the common stock.

ABSENCE OF CASH DIVIDENDS

         The Board of Directors does not anticipate paying cash dividends on the Shares for the foreseeable future and intends to retain any future earnings to finance the growth of the Company's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of Beijing Wintech, and will be subject to legal limitations on the payment of dividends out of paid-in capital.

OFFICERS AND DIRECTORS HAVE LIMITED LIABILITY AND HAVE INDEMNITY RIGHTS

         The Certificate of Incorporation and By-Laws of Wintech provide that Wintech indemnify its officers and directors against losses sustained or liabilities incurred which arise from any transaction in such officer's or director's respective managerial capacity unless such officer or director violates a duty of loyalty, did not act in good faith, engaged in intentional misconduct or knowingly violated the law, approved an improper dividend, or derived an improper benefit from the transaction. Wintech's Certificate of Incorporation and By-Laws also provide for the indemnification by it of its officers and directors against any losses or liabilities incurred as a result of the manner in which such officers and directors operate Wintech's business or conduct its internal affairs, provided that in connection with these activities they act in good faith and in a manner which they reasonably believe to be in, or not opposed to, the best interests of Wintech and their conduct does not constitute gross negligence, misconduct or breach of fiduciary obligations.



                                        7

WINTECH'S COMMON STOCK MAY BE SUBJECT TO PENNY STOCK REGULATION

         Currently, Wintech's stock is publicly traded on the OTC Bulletin Board, maintained by Nasdaq, quoted under the symbol "WDSP" at the closing bid price on October 24, 2000 of $0.8750. Since the common stock of Wintech trades below $5.00 per share, the common stock may be considered "penny stock." Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. Wintech's securities may be subject to "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase.
Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell Wintech's securities.


                              AVAILABLE INFORMATION

         Wintech is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied on the Commission's home page on the World Wide Web at HTTP://WWW.SEC.GOV or at the Commission's public reference room located at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Information about the Commission's public reference room can be obtained by calling 800/SEC-0330. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission located at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549.

         Wintech has filed a registration statement relating to the securities offered hereby with the Commission pursuant to the provisions of the Securities Act of 1933, as amended (the "Securities Act"). This prospectus forms a part of the registration statement; however, it does not contain all the information set forth in the registration statement, the exhibits and schedules thereto and the documents incorporated herein and therein by reference. For further information with respect to Wintech and the securities offered hereby, reference is made to the registration statement, the exhibits and schedules thereto and the documents incorporated herein and therein by reference. Summaries of and references to various documents in this prospectus do not purport to be complete and in each case reference is made to the copy of such document which has been filed as an exhibit to or incorporated by reference into the registration statement.

         Wintech will provide without charge to each person who receives a copy of this prospectus, upon written or oral request by such person, a copy of any of the information incorporated herein by reference, not including exhibits. Such requests should be made in writing to Yonghong Dong, President and Chairman, Room 510, DSP Building, 17 Zhongguancun Road, Beijing, China, 100080.

                                        8

         Wintech intends to furnish its shareholders with annual reports containing audited financial statements and such other reports as may be required by law.


                                   THE COMPANY

         Beijing Wintech was formed as a corporation in accordance with the rules and regulations of the People's Republic of China. On July 25, 2000 Beijing Wintech was acquired by Temple for an aggregate of 12,000,000 shares of common stock. Prior to the acquisition on July 24, 2000 a reverse split of 200 for 1 was conducted and brought the then current outstanding shares of 138,096,833 to 690,484. As a result of the acquisition, all officers and directors of Temple resigned and Mr. Yonghong Dong was appointed as the new President and Chairman. The transaction was accounted for as a reverse acquisition. Temple had previously filed a form 10-SB pursuant to the Securities Exchange Act of 1934, as amended, and became a fully reporting publicly traded Company. On July 25, 2000 Temple changed its name to its current name of Wintech Digital Systems Technology Corporation under which it continues to report in accordance with the Securities Exchange Act of 1934, as amended.

         Wintech is engaged in the business of electronics and communications equipment sales and development, with its main focus being in digital signal processing solutions, in Beijing, China.



         Wintech has an authorized capitalization of 300,000,000 shares of common stock, par value of $.001 per share, of which 12,690,484 shares are issued and outstanding, and has no preferred shares issued or authorized. The address of Wintech is Room 510, DSP building, 17 Zhongguancun Road, Beijing, China, 100080 and its telephone number is (0118610) 62547647. SEE "DESCRIPTION OF SECURITIES."

EMPLOYEES

         Wintech currently employs a staff of 32 full time employees.

                                 USE OF PROCEEDS

         Wintech will not receive any proceeds from the sale of the shares.

                                 DIVIDEND POLICY

         Wintech currently intends to retain substantially all of its earnings, if any, to support the development of its business and has no present intention of paying any dividends on its common stock in the foreseeable future. Any future determination as to the payment of dividends will be at the discretion of the Board of Directors, and will depend on Wintech 's financial condition, results of operations and capital requirements, and such other factors as the Board of Directors deems relevant.

                                    BUSINESS

OVERVIEW

As a consequence of the reverse acquisition, Wintech's historical financial statements will present the operations of Beijing Wintech. The following description of business of Wintech relates to its operations in China which are conducted by its subsidiary, Beijing Wintech.

Beijing Wintech was founded in August 1996 and is located in Beijing, China, in the New Technology Development Experiment Zone. Beijing Wintech has been certified by the Beijing city government as a New Technology Enterprise.

    Focusing on DSP (Digital Signal Processing) technology, the Company has achieved great success in DSP research and development; in designing, manufacturing, marketing of its products; and in providing related services. We have developed a complete series of DSP development tools.

                                        9

Targeting several areas in the current information industry, we have developed different DSP solutions, including multi-user object boards, multi-algorithmic function library, and application procedure library. We are currently developing DSP solutions for telecommunications networks, including solutions for ADSL (Asymmetric Digital Subscriber Loop) and IP Phone. We are committed to be in the leading edge of the DSP technology and to working closely with world leading DSP companies. We are a DSP Third Party of Texas Instruments and also a partner of Arrow Electronics, Inc., the largest semiconductor Company in the world. Wintech and Arrow are jointly developing and marketing DSP solutions.

     In only three years, Wintech and its products have become highly recognized in the DSP field, including in the DSP market place and research community. We are in a leading position and play a vital role in the Chinese DSP market. We now have over 5,000 subscribed users in China and sales continue to grow year by year. Our DSP tools and DSP Solutions have captured 50% of the Chinese market. In a recent international bidding for "Chinese Higher Education DSP Projects", which was sponsored by the World Bank, we won the bid against a long list of Chinese and foreign competitors.

     To achieve further development and growth, we are in the process of repositioning and restructuring ourselves. Our goal is to become the largest DSP Company in China, and at the same time, to capitalize on our technological and price advantage in order to open the global DSP market. Our business will be focused on the following three areas:

1. DSP Solutions

     DSP is an important basic technology in the information age with a very wide range of applications. We will position ourselves in the following areas: networks, telecommunications, and DSP general purpose platforms.

    In the network  area,  we will focus on  developing  ADSL  products;  in the telecommunications area, the focus will be on IP phone and software radio (a programmable wireless communication signal processing hardware platform); as for the general purpose DSP platforms, the main focus will be on the development of a variety of general purpose signal processing platforms with wide applicability.

2. DSP Tools

We will further improve DSP tool product series and try to gradually increase our market share in this fast growing market.


3. DSP Service and Electronic Engineering (EE) Web Sites

We currently provide DSP books in Chinese and provides DSP engineer training. We also provide client DSP design assistance. We plan to use the Internet to provide more services. Two web sites: www.DSPChina.com and www.DSP.com.cn have already been established. These two web sites are Electronic Engineering (EE) portals in China and provide the following services: discussion forum for electronic engineers to communicate with each other; advertising; online electronics market; online electronics bookstore; online electronic engineer career resource center; electronic technology and product news.


                                       10

DESCRIPTION OF BUSINESS

         DSP is the abbreviation of Digital Signal Processing. DSP is the core technology in the digital age. Its role is equivalent to the role of the CPU technology in the PC era. DSP technology will be widely used in such fields as networking, telecommunications, artificial intelligence and digital appliances. According to the projections of Dataquest, a market research Company, the global DSP market will reach $50 billion in the year 2007 and will have an average annual growth rate of 30%. DSP technology consists of DSP IC (Integrated Circuit), DSP Solutions, DSP Service, and DSP Tools. We develop DSP Solutions, DSP Service, and related DSP tools on DSP IC. According to our analysis of the percentage of DSP IC in the end products such as cellular phones and Modems, DSP IC constitutes 40% of the DSP market, while DSP Solutions, DSP Services, and DSP Tools constitute 60% of that market.

     According to our analysis, the Chinese DSP market has enormous potential. The total market capacity of the DSP Solutions, DSP Services, and DSP Tools is over Rmb25 billion. Because of the rapid development of the Chinese market, the annual growth rate of the DSP market will exceed 100% in next three years.

   The founders of Beijing Wintech have more than ten years of experience in the DSP and telecommunication fields. They are experienced in technology development, marketing, and management. In particular, they have a profound understanding of DSP related business and technology. Mr. Yonghong Dong, one of the founders, graduated from the School of Electronic Engineering, Beijing University, and worked for the Beijing Communication Technology Research Institute, researching DSP and developing DSP products. During that period, he was in charge of the DSP design of a major national communication system and was highly praised for his exceptional performance. Under Mr. Dong's leadership, Beijing Wintech has formed a team of DSP experts, and a team of business and marketing managers. Our development team includes 4 senior ranking engineers and 16 mid-ranking engineers. (These are prestigious rankings awarded by government institutions, not by individual companies.) Our consulting team includes senior professors specialized in the DSP area from Tsinghua University and Beijing University. We believe that we will become one of the largest DSP enterprises in China.

Company Business

Our business focuses mainly on the following three areas: DSP Solution, DSP Service, and DSP Tools.

DSP Solutions

     Our emphasis is on developing DSP solutions in networks, telecommunications and general purpose platforms.

Networks

     We are developing ADSL solutions. ADSL is a technology that uses surplus frequency on existing copper telephone lines to provide high speed data transfer between the phone Company and its users without affecting normal telephone communications. ADSL can reach a maximum speed of 8 Mbps on traditional telephone lines. In consideration of the actual variation of the channel qualities and costs, ITU (International Telecommunication Union) has established the G.Lite standard. The standard specifies that the ADSL down-load speed is 1.5 Mbps and the up-load speed is 384 Kbps. ADSL products are classified into user-products and server-products. We are focusing on the user-product first and will turn our attention to server-products once the user products are well developed.

                                       11

     Unlike other ADSL manufactures which use specialized ADSL chip set provided by semiconductor manufacturers, we develop our ADSL solutions on general purpose DSP ICs. Our strategy is based on following considerations:

A. Because of the rapid development of the network technology, sooner or later, the current ITU G.Lite standard will be changed. Products that developed on the general purpose DSP chips can be easily upgraded by changing the algorithm in the chip.
B. ADSL is a wide-band Internet connection product. By using general purpose DSP chips, ADSL and other audio, video signal processing algorithms can be stored in the same DSP chip to integrate IP Phone and VOD (Video On Demand) with ADSL without increasing cost. This approach should greatly enhance the competitive advantage of our products.

     ADSL has enormous market potential in next few years. Widely used modems today will soon be replaced by ADSL. Moreover, since the bandwidth of ADSL connection is much larger than today's modem connection, many value-added applications can be developed on ADSL.

Telecommunications

     We have developed two DSP based solutions: IP Phone and Software Radio.

(1)      IP Phone

       IP Phone is the technology that transfers compressed sound data over the IP Network in real time. IP Network includes both the LAN (Local Area Network) within a Company and the widely used Internet. IP Phone products can be classified into three levels: Home, Office, and Telecommunications. We position our IP Phone products for office applications. In today's business information infrastructure, there are two independent systems. One is the group telephone network, and the other is the Local Area Network within a Company. Traditionally, two separate network wiring systems are installed. Such installation not only involves high costs, but also is a source for causing chaos in a Company's internal communication systems. Our objective is to use IP Phone technology to combine the two office networks, establish a unified call center and information system within a Company. To achieve this objective, we are developing the following two products:

     A. IP LAN Phone. This uses the network cable originally connected to a PC as the input end. One output jack connects to the PC's network card, another output jack connects to a standard telephone, and a third standard V.35 port will be reserved to support N* 64 K data transfer. This port can be used to send IP Video.

     B. IP LAN Gateway. IP LAN Gateway is a gateway between the LAN inside a Company and the telephone networks outside of the Company and supports 4-8 incoming telephone lines. It is connected to a network HUB through a RJ-45 jack.

    With an IP LAN Gateway and any number of IP LAN Phones, the two traditional networks within a Company can be combined effectively. The internal phone calls run through the Company LAN and outside calls run through the IP LAN Gateway. If a Company's LAN is connected to the Internet, then Internet IP Phone calls can be made from any IP LAN Phone.

     Since the installation of IP LAN Phone and IP LAN Gateway effectively combines the voice flow and the data flow, the combined information flow in the LAN can be saved, transmitted and edited, which makes it easier for a Company to manage its business activities and increase its efficiency. In fact, this system integrates all the functions of a CTI (Computer Telephony Integration) system. A web based call center can be easily established on this system.


                                       12


(2)  Software Radio

     Software Radio is a programmable wireless communication signal processing hardware platform. Using Software Radio technology, different communication algorithms and protocols can be implemented on the same hardware platform. There are two types of wireless communications equipment: mobile equipment (such as cell phones) and stationary equipment (such as a base station). We focus on providing programmable hardware platforms for the stationary equipment.

     Our software radio hardware platform has the following features:

a)   The modular has a extremely high computation speed-10000MIPS.
b). Using matrix DSP and pipeline technology so the modular has very high data transfer speed.
c). The modular contains high capacity high-speed memory whose maximum capacity is 128 MB.
d).  The modular adapts Compact PCI bus architecture. It can support hot swap.
e).  The modular contains 4 built-in DDC's (Digital Down Converters) .
f).  The modular has multi T1/E1 ports.
g). The modular supports different communication systems such as GSM, CDMA, WLL and IMT2000.

DSP General Purpose Platforms

     The General Purpose Platforms developed by us include a general hardware platform and general purpose algorithms.

(1) General Hardware Platforms

     The general hardware platform is designed mainly for electronic engineers. It provides a high speed hardware module for DSP system integration projects; provides hardware platform for DSP software engineers; and provides a real time testing environment for DSP algorithm developers. We also provide DSP OEM modular for relevant enterprises.
Our DSP general purpose platforms can be classified into the following categories:

     For telecommunication applications, we have developed a high-speed communication signal processing PCI card. This card is a high-end multi-channel communication platform. The card is equipped with a convenient software programming port which makes the secondary development on the card easier.
The main features of the card are listed below:

A.   The onboard 200M Hz TMS 320C6201 DSP Chip has a maximum speed of 1600 MIPS;
B.   The PCI bus supports master/slave model;
C.   An onboard 512 KB, 133 MHz SBSRAM;
D.   32 MB, 100 MHz SDRAM;
E.   All DSP Memory can be accessed through PCI bus;
F.   Enhanced MVIP-90 communication bus;
G.   384*384 channel exchange capability;
H.   T1/E1 port;
I.   Supports u law and A law coding;
J.   Supports PCI plug & play.


                                       13

    This card is especially useful for DSP engineers to evaluate communication algorithms and for CTI application development.

    For image processing applications, We have developed a high-speed real time DSP hardware platform. Testing and evaluation for real time image processing algorithms can be performed on this board. The features of the board are listed as following:

     A. Real time acquisition of NTSL/PAL video signal;
     B. PCI port which supports master/slave model;
     C. Onboard 166M TMS320C6701 Chip with the maximum speed of 10GFLOPS
     D. Onboard 1 Mb SBSRAM;
     E. 32 Mb of 100 MHz SDRAM;
     F. All DSP Memory can be accessed through PCI bus;
     G. Standard T1/E1 port;
     H. Supports NTSL/PAL video output.

     This board is especially useful for DSP engineers to do VCD, DVD Real time Compression. It can also be used as a hardware model for video conferencing. In addition, it supports MPEG-1. MPEG-2. MPEG-4, H.320, wavelet conversion and other image processing algorithms.

     For data acquisition applications, We have developed a high-precision, multi-channel, Synchronous Intelligent Data Acquiring Processing System. This board is a PCI based intelligent 16 bit Collecting Processing System. It has a multiple secondary programming interface. The features are:

     A. Four-Channel Synchronous Sampling. Four internal Sample/hold;
     B. Maximum 200 KHZ sampling frequency;
     C. Sampling precision of 16 bit;
     D. Equipped with TMS320C31 Floating DSP Chip;
     E. Equipped with 128 K*32 bit high-speed SRAM;
     F.   Equipped with 4 K*32 bit high-speed dual port SRAM;
     G.  PCI Port which support master/slave model;
     H.  Supports PCI plug & play.

     Such equipment is suitable for engineers to do value-added development in the fields of industrial monitoring and control, electronic instruments, vibration analysis, etc.

    The above are only three of the nearly 20 platforms developed by us.


(2)        General  Purpose Algorithms

                        We have developed general purpose DSP algorithms based on the TMS 320 series, including:

A. FFT: 8-4096 points, supports complex and real mode;

B. Digital Filter:
                  FIR Filter
                  IIR Filter
                  Complex  FIR
                  Cascade IIR
                  Hilbert FIR
                  Lattice FIR

                                       14

C.  Adaptive Filter:  Dime,  Nbims, and  Ndlme;

D. Mathematical Function Library: Sine, Atan, Atan2, addition, subtraction, multiplication, division, logarithm, square root, negative, maximum, minimum, random number, and floating point format converter.

     The above algorithms are programmed with DSP assembly language and are packed as functions. They can be called by the C Language.

DSP Tools

    DSP Tools developed by us are classified into two categories: DSP emulation development system and DSP Experiment development system.

DSP Emulation Development System.

     Our DSP emulation development systems are divided into three categories according to customer needs: PCI port model, EPP port model, and ISA slot model. Each category is further divided into sub-categories according to the chip used:
TMS320C2XX, TMS320C3X, TMS320C5X, TMS320C54x, TMS320C6X.

PCI Port Model:  It is a high-speed plug & play device.

EPP Port Model: It can be directly connected with a printer port without opening the computer case. It is simple to install and can be connected with a notebook computer to make onsite adjustments.

ISA Slot Model: It enables users to use one piece of hardware to develop on all the DSP chips from TI (Texas Instruments) without having to distinguish between fixed point and floating point chips. Once a customer owns our TMS320 series development system, all that is needed is to purchase DSP Series software in order to develop the DSP chip in the corresponding series.

    The debug software that comes with the hardware emulation system supports C language source code debugging. The interrupt point can be easily set to track the variables. Because of the adoption of the JTAG technology, debugging software can transparently visit all of the resources inside the DSP Chip.

DSP Experimental Development System

     Based on PCI port model DSP emulation system, DSP Experimental Development System is created by using the virtual instrument method to add the functions of oscillograph, spectrum analyzer, and wave generator. The system is also equipped with a DSP learning and experimenting board. The system is mainly designed for college laboratory classes, but it can also provide a comprehensive DSP development platform for DSP engineers.

DSP Service and Electronic Engineering (EE) Web Sites

     We will continue to provide DSP books in Chinese; provide DSP engineer training; and help clients with DSP designing. We will also focus on the development of the Chinese DSP web site. Our company's DSP sites will be extended to become the largest EE portal in China. Our web sites are positioned to provide the following services:

A.   EE Information Searching Engine (EE Resource Center);
B.   EE News Service (EE Information Center);
C.   EE discussion groups and information exchange service (EE Club);
D. E-Commerce service for electronics industry, including electronics parts, circuit board products, and electronics books (EE Super Market). We expect to attract a large number of users to our web site through our EE Resource Center and EE Information Center which will ensure the success of the E-Commerce business.

Market Analysis

Market Environment

Overview of the DSP Market in China

     According to the projections of Dataquest, a market research firm, the average annual growth rate of DSP could be as much as 30% per year worldwide through the year 2007. In 1999, the global market was approximately $6.2 billion and according to projections it could reach $50 billion in 2007. The Chinese DSP market is about 10% of the global market, which means the Chinese DSP market should reach $5 billion in 2007. Of the entire DSP industry, DSP IC accounts for 40% of the total market while DSP Solutions, DSP Service and DSP Tools account for the remaining 60%. Based on this estimation, the market that we are focused on, namely DSP Solutions, DSP Service and DSP Tools, should reach $3 billion in 2007.

Factors affecting the development of DSP in China

     The potential Chinese DSP market is huge. But the following factors may affect our development:

A. Lack of DSP Service

     At present, DSP service is still an area yet to be established. Due to the lack of channels to share information, many engineers and researchers repeat research work that had been done elsewhere by others. We hope that our DSP Service and EE web sites will provide a way for engineers to share information so engineers can avoid duplicating each other's work and more effectively work on technology integration.

B.  Lack of  Funding

     At this early stage of development, the Chinese DSP industry is formed by a group of private enterprises run by experts in this field. Their funding comes from their own self-accumulated capital. It is almost impossible for them to get loans from state banks due to the current financial policy of the central government.

     Once China joins the WTO, foreign financial institutions will be allowed to operate in China, the privately-run DSP enterprises could seek loans from the outside sources. This will pave the way for faster development for the entire DSP industry.

Domestic Purchasing Power

     From the customers' vantage point, any purchase of DSP Solutions, DSP Service and DSP Tools is an investment, which will bring added value to their own services or products. As long as China's economy keeps growing, the purchasing power for our products should keep growing.

DSP Solutions Market and Competitive Analysis:

         In  the  DSP   solution   market,   our  main  focus  is  on  networks,
telecommunications and general purpose platforms.

Networks

A. Market Analysis

     In the network area, we are focusing on developing DSP solutions for ADSL. ADSL is a new broad-band connection technology. ADSL can provide high speed data transfer on existing copper telephone lines without affecting the normal telephone communication. According to the latest ITU G. Lite standard, the down-load speed of ADSL is 1.5Mbps, and the up-load speed is 384kbps. ADSL products are classified into user-product and server-product.

    The market size of ADSL user products can be derived from the market size of 56K (V.90) modem. According to the statistics of CNNIC (China Internet Network Information Center), the number of Internet users in 1996 was 670,000. By the end of 1999, it had increased to 8 million. It is expected to reach 15 million at the end of 2000, and keep growing rapidly after 2000. Most Chinese Internet users (98%) rely on dial-up Internet connection, which requires a modem. Compared to traditional modems, ADSL is much faster in connection speed and our feature/price ratio is much higher. According to the Dataquest projection, by 2002, over half of the modems (56 K V.90) will be replaced by ADSL.

   At present, the Chinese ADSL market is still in the early development stage. The market potential is huge. With our leading technology, once we obtain sufficient funding, we should be able to capture a large market share.

B. Competitive Analysis

     Since the Chinese ADSL market is still at the research and development stage, there is no real sale of products, therefore, this analysis is only based on technology and funding.

    In user-end ADSL devices, our major competitor is Legend. Legend's advantage is that it is a large Company and the leader in the Chinese PC industry. Our disadvantage is that it neglects technology innovation and, as a result, it does not have much of our own technology. To compete with Legend, we can take the advantage of our lead in technology by making the cost of our products 20% lower than that of Legend. In addition, we will attempt to form alliances with several large PC makers in China to enhance our competitive edge in the market.

     The Server-end ADSL device is a complicated communication system. Its production requires strong technology support and large investment. It is more likely that a traditional PBX manufacturer will be involved. Among those, Julong is our main competitor. Julong has sufficient funding and marketing experience in large communications systems. However, Julong is a state-owned enterprise and lacks efficient management and employee loyalty. As one of the leading companies in DSP technology, the core technology of ADSL, we believe we have an advantage over Julong.

Telecommunications

     In this area, our emphasis is on DSP Solutions for IP Phone and Software Radio.




                                       17

 IP Phone

According to different applications, IP Phone can be classified into three levels: Home level, Office level and Telecommunications level. We are targeting the office level.

     Our office IP Phone solution employs IP LAN Phone together with IP LAN Gateway. This solution is our invention. Since this solution must combine IP LAN Phone and IP LAN Gateway together to work as one system, IP LAN Phone and IP LAN Gateway will be viewed as one product in the following discussion.

A. Market analysis

     At the end of 1999 it was estimated that there were 15,000,000 computers in China. Approximately 9,000,000, or 60%, are used in offices or for other commercial purposes. About 3,600,000 of the 9,000,000, 40%, are connected with local networks. This is the current Chinese market capacity for IP LAN Phone and IP LAN Gateway. This capacity will expand as the number of computers and Internet users grows in China. The annual growth rate should be at least 30%. We plan to market this product globally.

B.  Competitive analysis

     This product is a significant innovation of ours.

Software Radio

     Software Radio is a programmable wireless communication signal processing hardware platform. With different algorithms, this general purpose platform can function as different communication systems. For example : GSM, CDMA, IMT2000 etc.

A. Market analysis

     In the global market, especially in China, mobile telecommunications have been growing rapidly driven by the needs of personal telecommunications. To better serve the ever growing demand of users, in addition to traditional voice signal, mobile telecommunications systems must have the ability to transfer E-mail, images, and other signals. Since different signal transmissions require different wireless transmission protocols, the equipment at the base station must have high programmability to meet the needs of new technology and new communication protocols. Traditional ASIC-based based stations will not be able to meet these needs. Software Radio technology must be used. Each of our software radio hardware Platforms can handle 16 mobile users simultaneously. Therefore, the market capacity for software radio hardware platforms is approximately 3 million. This number will grow as the telecommunications industry grows. The annual growth rate should be no less than 30%.

B. Competitive Analysis

    At present, the market of Software Radio is still undeveloped. Chinese base station manufacturers are just beginning to research the technology. According to our market research, technology companies may start their own research and development in this area. Their advantage is that they have been successful in manufacturing and marketing of GSM base stations and once they succeed in developing software radio technology, they can apply this technology in their own base station equipment. But as a hardware manufacturer, they will not release the technology to other

                                       18

manufacturers in the industry. Our approach is different. We will focus on the research and production of the software radio technology modules, and will provide the modules to other communications equipment manufacturers in order to help them enter the next generation high performance base station market.

DSP General Purpose Platforms

     DSP general purpose platforms, including DSP hardware platforms and DSP algorithms, are designed for DSP engineers. We are developing our DSP hardware platforms in three areas: telecommunications, image processing, and data acquisition. Our algorithms include F.F.T. (Fast Fourier Transformation), Digital Filter, Adaptive Filter and Math Function Library.

A.  Market analysis

      According to the statistics of the China Electronic Engineering Association, at the end of 1999, there were 5,000,000 electronic engineers in China, Of which 200,000 were working on projects related to DSP research and development. A typical project group usually consists of 4 to 5 members. This indicates that about 40-50 thousand DSP projects are underway in China every year. Each DSP project needs at least one DSP general purpose platform. Therefore, the market capacity for DSP general purpose platforms is at least 40-50 thousand sets per year. The demand for DSP general purpose platforms will grow as the use of DSP technology increases. The estimated annual growth rate will be at least 30%.

     Besides providing development platforms to DSP engineers, We also provide DSP general purpose platforms to DSP related product manufacturers through OEM agreements.

    Since the cost of technology development and production is much lower in China, our products are much more competitive compared with similar products in the global market. We plan to market our DSP general purpose platforms to DSP related product manufacturers globally.

B. Competitive Analysis

     DSP General Purpose Platforms are technology intensive products and are hard to develop. Our market research shows that there is no competition in China at this point. Our main competition comes from DSP manufacturers from foreign countries. At the same quality level, our products are priced at 30-50% of the price of the foreign products. It is also very hard for the foreign manufacturers to compete with us in providing local technical support and onsite services.

     Currently, the customs tariff for imported DSP general purpose platforms is only 6%. China's entry into the WTO should not increase the competitiveness of foreign DSP products, but it should enhance our ability to enter the global markets.

 DSP Tools Market and Competitive Analysis

     DSP tools are systems with the functions of DSP emulation, debugging, experimenting, etc., designed for DSP engineers and DSP college courses. By usage, DSP tools can be divided into a DSP emulation system and a DSP experimental development system.

 DSP Emulation System

     DSP emulation system is a necessary tool for DSP engineers. Our DSP emulation system
                                       19

consists of DSP hardware emulator, source code debugging, and related assemble and link software.

 It can be divided into PCI port, EPP port and ISA slot system. Each of them supports the TMS320 series emulation.

A.       Market analysis

         As mentioned above, there were 200,000 DSP engineers in China working on 40,000 -- 50,000 DSP projects each year. About 10% of these projects are DSP hardware development projects. Others are software development projects and algorithm research projects. Engineers working in DSP hardware development projects must use DSP emulation development tools. According to the projection of China Signal Processing Association, the demand for DSP development tools will be 4,000 sets in 2000. As the DSP market grows in China, DSP related projects should increase at a rapid pace. Some DSP general purpose platform based software development projects also need DSP emulation tools for real time testing. Also since DSP chips and software are constantly being upgraded, new demand for DSP development tools is constantly being created. Considering all the above factors, the DSP development tool market demand in China should increase at the rate of 50%.

B. Competitive analysis

     The competitors in the DSP emulation system market are Seed Corporation ("Seed")of China and a number of foreign companies. The price of the products is 4-5 times higher than that of the same domestic products and is very hard for them to provide follow up services. Therefore, the market share of foreign products is very low.

     Seed is successful in marketing ICs that go with the DSP emulation systems. However, due to the lack of technology development capability, Seed has stopped research and development and is only focusing on the IC market. At present, it only markets low level emulation tools and only carries ISA bus port systems.

 DSP  Experimental  Development System

     Our DSP experimental developmental system is a comprehensive system designed for DSP higher college courses and experiments. Based on our high-end PCI emulation development system, the DSP experimental developmental system adapted virtual instrument technology, virtual analog oscillograph, spectrum analyzer, and signal generators, etc. This product is another one of our innovations, and is the first such system in the world.

A. Market Analysis

     DSP has become required basic knowledge for future electronic engineers. Therefore, all higher education institutions are listing DSP as a required course for EE students. Since DSP is a practical technology, lab courses are necessary. Therefore, there is an urgent need to establish DSP labs in those schools.

    According to the statistics of the Chinese Ministry of Higher Education, there are more than 1,000 higher education institutions in China. Each institution in average provides at least three majors related to EE and each major on average has 30 students. In other words, 3000 DSP labs are needed for Chinese high education institutions. The lab guide issued by the Ministry of Education requires that each set of experiment device can only be shared by no more than two students. Thus about 45,000 sets of DSP Experiment Systems will be needed. This number does not include the needs of some research institutes for research and training purposes.

                                       20

B. Competitive Analysis

The DSP experimental development system is our innovation and does not have any competitors at this time.

DSP Service and Electronic Engineering (EE) Web Sites

     DSP Service includes publishing of DSP related information, providing continuing education for DSP engineers and DSP customer design projects.

     We will provide these services through the Internet. We have established two DSP web sites: www.DSP.com.cn and and plan to expand these two sites to cover all electronic engineering subjects, making them some of the largest web sites for electronic engineering professionals.


           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         The following financial review and analysis is intended to assist prospective investors in understanding and evaluating the financial condition and results of operations of the Company, for the years ended June 30, 1999 and 2000. All Renminbi amounts have been translated into United States dollars at the exchange rate as of June 30, 2000 of Rmb8.2780 to 1 United States dollar. This information should be read in conjunction with the Financial Statements of Beijing Wintech and accompanying notes thereto, "Selected Financial Data" and other detailed information regarding the Company appearing elsewhere in this Prospectus.

OVERVIEW

         Wintech in its current form resulted from the acquisition on July 25, 2000 of Beijing Wintech by Temple , which had no operations, revenues or liabilities. Beijing Wintech has been a private Chinese Company since August 1996 and has operated as an electronics and communications sales and development organization, focusing on digital signal processing solutions. In relation to the acquisition the shareholders of Beijing Wintech were issued 12,000,000 shares of common stock of Temple.

         The transaction between Wintech and Temple has been accounted for as a Reverse acquisition of Temple by Beijing Wintech. The assets of Temple have been recorded at historical cost since Temple had assets of only $978, represented by cash, and had no liabilities prior. The results of operations represent the operations of Beijing Wintech.

RESULTS OF OPERATIONS:

COMPARISON OF YEAR ENDED JUNE 30, 2000 AND YEAR ENDED JUNE 30, 1999

         The historical operations for the years ended June 30 ("fiscal 2000") and ("fiscal 1999") are analyzed as follows:

     Revenues. The Company had total revenues of Rmb 7,720,004 or $932,594, an increase from Rmb 4,379,682 or $529,074 in fiscal 1999.


The increase in revenues was primarily due to the following factors: DSP emulation product sales more than doubled in fiscal 2000, and a new product line, the DSP hardware platform was introduced in fiscal 2000.

         Gross margin increased to RMB5,477,249 or $661,663 in fiscal 2000 representing 71% of revenues from Rmb7,720,004 or $932,593 in fiscal 1999 representing 61% of revenues due to the expansion of the sales volume and the decrease of the cost of sales due to the decrease in the row materials cost.

         Selling, general and administrative expenses. Selling, general and administrative expenses of Rmb 2,244,063 or $271,088 for fiscal 2000 increased from Rmb 1,638,919 or $197,984 in fiscal 1999 primarily due to increased salary cost and office expenses arising from the Company's growth. The number of employees increased from 5 to 32 during the period.

         Income Tax. The Company was exempt from income tax in fiscal 1999 and was subject to tax at 7.5% taxable income in fiscal 2000 resulting in income tax expense of Rmb 244,000 or $29,476.

         Net income. As a result of the foregoing factors, net income of Rmb 3,215,231 or $388,407 for Fiscal 2000 increased from Rmb 1,212,827 or $146,512 in Fiscal 1999.


LIQUIDITY AND CAPITAL RESOURCES

         Liquidity is a measure of a Company's ability to meet potential cash requirements, including ongoing commitments to fund investing and financing activities and for general purposes. Cash for general operating expenses is primarily obtained through cash flows from operations.

         The Company has significant ongoing liquidity needs to support its existing business and continued growth. The Company's liquidity is actively managed on a periodic basis and the Company's financial status, including its liquidity, is reviewed periodically by the Company's management. This process is intended to ensure the maintenance of sufficient funds to meet the needs of the Company.

         The Company has historically relied upon the cash flow from operations to provide for its capital requirements. In fiscal 2000, net cash provided by operating activities increased to Rmb 4,558,654 or $550,695 from Rmb 380,745 as a result of an increase in net income and an advance of Rmb 1,653,366 or $199,994 from Capital Financial Partners, Ltd. To develop a project named
"Compression algorithm based on a wavelet transformation". The Company's shareholders have also provided interest-free finance to the Company; in fiscal 1999 the Company received Rmb 930,000 or $112,338 of advances, however, in fiscal 2000 the Company repaid Rmb 750,000 or $90,602 of such advances. The Company also provided interest-free loans to shareholders of Rmb 674,000 or $81,415 in fiscal 1999 and Rmb 855,532 or $103,350 in fiscal 2000. The balance of such loans at June 30, 2000 of Rmb 1,529,532 or $184,771 is repayable not later than January 31, 2001. Management believes that cash generated from operations, together with cash on hand at June 30, 2000 will be sufficient to provide for its capital requirements for at least the next 12 months. The Company may seek additional equity financing in the early part of 2001 through an offering of its common stock, and contemplates that such offering, before expenses relating to the offering, will be no less than $2 million and no more than $5 million. There can no assurance that the Company will be able to complete an offering.


At June 30, 2000, Wintech had Rmb 3,820,391 or $461,511of cash and had Rmb 8,820,366 or $1.6 million in current assets. At that same date, current liabilities were Rmb 3,726,998 or $0.45 million. Shareholders' equity on the same date, calculated on a pro forma basis assuming the reverse acquisition had occurred on that date, was Rmb 5,450,779 or $0.65 million. Accordingly, management believes that Wintech will have sufficient working capital and equity to meet its operating needs in the near term without additional external financing.

RECENT ACCOUNTING PRONOUNCEMENTS

         In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, accounting for derivative instruments and hedging activities, which was amended by SFAS 137 and SFAS 138. This statement establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 requires recognition of all derivative instruments in the statement of financial position as either assets or liabilities and the measurement of derivative instruments at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. The adoption of SFAS No. 133 will not have any impact on the Company's financial position because the Company does not use derivative instruments
In December 1999, the Securities and Exchange Committee issued Staff Accounting Bulletin ("SAB") 101, "Revenue Recognition in Financial Statements". SAB 101 establishes accounting and reporting standards for the recognition of revenue. It states that revenue is generally realized or realizable and earned when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services has been rendered; (3) the seller's price to the buyer is fixed or determinable; (4) collectibility is reasonably assured. SAB 101 is effective no later than the fourth quarter of fiscal years beginning after December 15, 1999. At this time management has not determined the effect, if any, that the implementation of SAB 101 will have on the Company's financial position and results of operations.


                                   MANAGEMENT

OFFICERS AND DIRECTORS

      The officers and directors of the Company are as follows:



    .............................................................
NAME ............................................................   AGE  TITLE


Yonghong Dong ...................................................   33   President and Chairman

                                                                         Treasurer, Vice President of
Xiaoming Chen ...................................................   46   Administration, Director


Mingrong Li .....................................................   33   Vice President of Marketing, Director



Baoling Zheng ...................................................   40   Vice President of Finance, Director


Yihe Wan ........................................................   36   Director

         All directors of the Company hold office until the next annual meeting of shareholders or until their successors are elected and qualified. At present, the Company's Bylaws provide for not less than one nor more than fifteen directors. Currently, there are four directors of the Company. The Bylaws permit the Board of Directors to fill any vacancy and such director may serve until the next annual meeting of shareholders or until his successor is elected and qualified. Officers serve at the discretion of the Board of Directors.

         The principal occupation and business experience for each officer and director of the Company, for at least the last five years are as follows:

     YONGHING DONG currently serves as the President and Chairman of the Board of Directors. He has a B.S. in Electronic Engineering from Beijing University. Since 1996, Mr. Dong has been the President of Beijing Wintech. His primary responsibilities are being in charge of overall product series planning while maintaining the Company's focus on DSP business and overall product research and development. Mr. Dong successfully led the Company's innovations in the DSP market and made Wintech the leader in the Chinese DSP market in a short amount of time by establishing advanced management systems. Mr. Dong also lead the Company to conduct business on the Intranet/Internet and to adopt a "B to B" e-commerce business model between the Company and its agents. From August 1994 to 1996 he was the Technical Manager and Chief Engineer for Beijing Taidishen Technology Development Corp. He was in charge of technology development and management. While employed by Beijing Taidishen Technology Development Corp. he obtained several DSP development contracts. From September, 1989 to August, 1994 Mr. Dong was the Chief Designer for the Beijing Communication Technology Research Institute. While there he was in charge of the digital signal processing portion of several national key communication projects. Mr. Dong was the youngest DSP expert in the institute at that time.

     XIAOMING CHEN, Treasurer, Vice President of Administration and Director has a B.S. in Industrial Engineering and has been with the Company since 1999. From 1997 to 1999, Mr. Chen was the President of Beijing Mindi Science and Technology Development Co., Ltd. which focused on telecommunication systems and computer systems integration. From 1993 to 1997 Mr. Chen was the President and Director of Beijing ReiCi Communication System Development Co. Ltd.where the focus was on communication terminal equipment technology development.

     MINGRONG LI, Vice President of Marketing and Director has a Masters of Science from. Beijing University. He has been with Wintech since October 1999. Prior to his employment at Wintech, from August 1993 to September 1999, Mr. Li was the President of Beijing Chang An Hudsons Electronic Co. where he was responsible for marketing video signal processing and teleconference systems to both domestic and international clients.

     BAOLING ZHENG, Vice President of Finance, Secretary and Director possesses an MBA and has been with Wintech since November 1999. Prior to joining Wintech from November 1998 to November 1999 he was the Vice President of Finance for Beijing New Ort Group. From November 1996 to November, 1998 Mr. Zheng was a Vice President for the Beijing Yadu Group.

     YIHE WAN, Vice President of Technology and Director possesses a M.S., from North-West Telecommunication University. Mr. Wan has been employed with Wintech since May, 2000. From September, 1984 to April, 2000 Mr. Wan was the Vice-Chief Engineer for the Jiangxi Wireless Factory where he was engaged in researching and developing communications systems, products and also worked as the Chief Director for Tsingha Tongfang number 713, a factory design institute.

EMPLOYMENT  AGREEMENTS

         Currently the Company has no employment agreements with any of its employees. However, in the future the Company will enter into employment agreements when deemed necessary.

REMUNERATION

         All Officers and Directors of the Company currently receive salaries. All Officers and Directors receive salaries of Rmb5,000 or $609 per month with the exception of the President and Chairman, Mr. Yonghong Dong, who receives Rmb5,500 or $670 per month.

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

No director of Wintech will have personal liability to Wintech or any of its shareholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to Wintech or its shareholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The By-laws provide for indemnification of the directors, officers, and employees of Wintech in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of Wintech if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Company. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of Wintech are accountable to Wintech as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting Wintech. In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to the Company, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management. Shareholders who have suffered losses in connection with the purchase or sale of their interest in Wintech in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from Wintech.

The registrant undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of the effective date of this prospectus regarding the beneficial ownership of Wintech's common stock by each of its officers and directors and by each person who owns in excess of five percent of its common stock giving effect to the exercise of warrants or options held by the named securityholder.





            ---------------------------- ------------------------ -------------------- --------------------------
                                                                                              Percent of
                                            Amount of Common          Percent of             Common Stock
                                           Stock Beneficially        Common Stock         Beneficially Owned
                       Name                     Owned (1)         Benefecially Owned    After the Offering (2)


            ---------------------------- ------------------------ -------------------- --------------------------
            ---------------------------- ------------------------ -------------------- --------------------------

            Mr. Yonghong Dong
            President and Chairman
            No. 48-30 Gensi Road
            Taixing Town Taixing  Shi
            Jiangsu Province China              6,453,200                50.8%                  50.8 %



            ---------------------------- ------------------------ -------------------- --------------------------
            ---------------------------- ------------------------ -------------------- --------------------------

            Mr. Xiaoming Chen
            Vice President of
            Administration
            Treasurer and Director
            North 21-601 Zhaoshang
            Road Shekou ShenZhen                 884,000                  6.9%                   6.9%
            ,Guangdong Province, China
            ---------------------------- ------------------------ -------------------- --------------------------
            ---------------------------- ------------------------ -------------------- --------------------------

            Mr. Baolin Zheng
            Vice President of Finance,
            Corporate Secretay and
            Director
            119-3-9 No.19 Xisanhuan
            Middle Road  Haidian                 707,200                  5.5%                   5.5%
            District, Beijing China
            ---------------------------- ------------------------ -------------------- --------------------------
            ---------------------------- ------------------------ -------------------- --------------------------

            Mr. Mingrong Li
            Vice President of
            Marketing a
            and Director
            No. 22-3-502 Dongzhuang
            You An Men Wai Fengtai               176,800                 1.3%                    1.3%
            District
            Beijing China
            ---------------------------- ------------------------ -------------------- --------------------------
            ---------------------------- ------------------------ -------------------- --------------------------



            Mr. Yihe Wan
            Director
            Qianqu 1-104 No.781 Shili
            Da Dao Lushan Disctrict
            Jiujiang                             176,800                 1.3%                    1.3%
            Jiangxi Province, China
            ---------------------------- ------------------------ -------------------- --------------------------
            ---------------------------- ------------------------ -------------------- --------------------------


            All Directors and
            Executive Officers as a
            Group                               8,398,000                66.7%                   66.7%
            (4 persons)

            ---------------------------- ------------------------ -------------------- --------------------------

     (1) Based upon 12,690,484 shares outstanding as of October 24, 2000

     (2) No new shares are being issued in this offering.

                             SELLING SECURITYHOLDERS

     Wintech is registering for offer and sale shares of its common stock held by certain security holders. The selling securityholders may offer their shares for sale on a continuous or delayed basis pursuant to Rule 415 under the 1933 Act. SEE "RISK FACTORS--Additional Shares Entering Public Market without Additional Capital Pursuant to Rule 144" and "Selling Securityholders May Sell Shares at any Price or Time."

         All of the shares registered herein will become tradable on the effective date of this prospectus.

         The following table sets forth the beneficial ownership of the shares held by each person who is a selling securityholder and by all selling securityholders as a group.

--------------------------------------------------- ------------ ------------ ----------------- ------------------
                                                                  Number of
                                                      Common       Shares      Percentage of      Percentage of
               Name and Address of                  Stock Owned  Registered     Stock Owned        Stock Owned
                 Beneficial Owner                                 for Sale        Prior to          After the
                                                                                Offering (1)      Offering (2)

--------------------------------------------------- ------------ ------------ ----------------- ------------------
--------------------------------------------------- ------------ ------------ ----------------- ------------------

--------------------------------------------------- ------------ ------------ ----------------- ------------------
--------------------------------------------------- ------------ ------------ ----------------- ------------------

Weirong Ding
Appartment 1402, Building 4, District 1,              250,000      250,000         1.9 %              1.9 %
GuangAnMen NanJie JianGongBeiLi, Beijing, China
100053
--------------------------------------------------- ------------ ------------ ----------------- ------------------
--------------------------------------------------- ------------ ------------ ----------------- ------------------

Huanhua Wu
Jia 12, GuangAnMen NanJie                             250,000      250,000         1.9 %              1.9 %
Beijing, China
--------------------------------------------------- ------------ ------------ ----------------- ------------------
--------------------------------------------------- ------------ ------------ ----------------- ------------------

Ke Luo
The railroad ministry Apt., No. 46-4
Yang-Fang-Dian,  Haidian                              500,000      500,000         3.9 %              3.9 %
Beijing, China 100038
--------------------------------------------------- ------------ ------------ ----------------- ------------------
--------------------------------------------------- ------------ ------------ ----------------- ------------------

Zhiming Tan
No.6 Group Beixiao Cun Jiaodang Xiang Taixing         500,000      500,000         3.9 %              3.9 %
Jiangsu Province China
--------------------------------------------------- ------------ ------------ ----------------- ------------------
--------------------------------------------------- ------------ ------------ ----------------- ------------------

Daohen Yu
No.14-409 Peking University                           500,000      500,000          3.9%              3.9%
Haidian District , Beijing China
--------------------------------------------------- ------------ ------------ ----------------- ------------------
--------------------------------------------------- ------------ ------------ ----------------- ------------------

Prakash Patel
3129 Millwood Terrace
Apt. M134                                             15,000       15,000            *                  *
Boca Raton, FL. 33431
--------------------------------------------------- ------------ ------------ ----------------- ------------------
--------------------------------------------------- ------------ ------------ ----------------- ------------------


Craig Hanselman
1080 South Military Trail                             85,000       85,000            *                  *
Apt. 303
Deerfield Beach, FL. 33432
--------------------------------------------------- ------------ ------------ ----------------- ------------------
--------------------------------------------------- ------------ ------------ ----------------- ------------------

Tai Q. Chung
6936 Winton Blount Blvd                               100,000      100,000           *                  *
Montgomery, AL 36117
--------------------------------------------------- ------------ ------------ ----------------- ------------------
--------------------------------------------------- ------------ ------------ ----------------- ------------------

Elmer R Biersack
1212 Dalraida Rd                                      10,000       10,000            *                  *
 Montgomery, AL 36109
--------------------------------------------------- ------------ ------------ ----------------- ------------------
--------------------------------------------------- ------------ ------------ ----------------- ------------------

John Hogue
19819 Henderson Rd
Apartment M
Cornelius, NC 28031                                   10,000       10,000            *                  *
--------------------------------------------------- ------------ ------------ ----------------- ------------------
--------------------------------------------------- ------------ ------------ ----------------- ------------------

Jie Zhao
15540 Owens Glen Ter                                  10,000       10,000            *                  *
 Gaithersburg, MD 20878
--------------------------------------------------- ------------ ------------ ----------------- ------------------
--------------------------------------------------- ------------ ------------ ----------------- ------------------

Jinsong Zeng
A610, HuiBin DaSha
No.8 Beichendong st.                                  32,500       32,500            *                  *
Beijing, China 100101
--------------------------------------------------- ------------ ------------ ----------------- ------------------
--------------------------------------------------- ------------ ------------ ----------------- ------------------

Ray Howard
P. O. Box  1904                                       10,000       10,000            *                  *
Livingston, Texas  77351
--------------------------------------------------- ------------ ------------ ----------------- ------------------
--------------------------------------------------- ------------ ------------ ----------------- ------------------

Richard Wang
7231 Waters Edge                                       2,500        2,500            *                  *
Montgomery, AL 36117
--------------------------------------------------- ------------ ------------ ----------------- ------------------
--------------------------------------------------- ------------ ------------ ----------------- ------------------

Jianzhong Zhang
7226 Farnsworth Ct                                    10,000       10,000            *                  *
Montgomery, AL 36117
--------------------------------------------------- ------------ ------------ ----------------- ------------------
--------------------------------------------------- ------------ ------------ ----------------- ------------------

Jie Ma
7512 Brampton Lane                                     8,000        8,000            *                  *
Montgomery, AL 36117
--------------------------------------------------- ------------ ------------ ----------------- ------------------
--------------------------------------------------- ------------ ------------ ----------------- ------------------

Jiankang Zhang
430 North Lincoln Avenue #A                            2,000        2,000            *                  *
Monterey Park, CA 91755
--------------------------------------------------- ------------ ------------ ----------------- ------------------
--------------------------------------------------- ------------ ------------ ----------------- ------------------

Jie Ruan
7109 Fair Oaks Ct                                      5,000        5,000            *                  *
Montgomery, AL 36117
--------------------------------------------------- ------------ ------------ ----------------- ------------------
--------------------------------------------------- ------------ ------------ ----------------- ------------------

Kelly Charles
87 Sea Hoilly Way
Henderson, NV 89014                                    7,500        7,500            *                  *
--------------------------------------------------- ------------ ------------ ----------------- ------------------
--------------------------------------------------- ------------ ------------ ----------------- ------------------

SWK Enterprises
3840 Brookside Dr.
Bedford, Texas 76021                                  100,000      100,000           *                  *
--------------------------------------------------- ------------ ------------ ----------------- ------------------
--------------------------------------------------- ------------ ------------ ----------------- ------------------

Bill Hopkins
11080 Hidden Ridge #2035
Irving, Texas 75038                                   10,000       10,000            *                  *
--------------------------------------------------- ------------ ------------ ----------------- ------------------
--------------------------------------------------- ------------ ------------ ----------------- ------------------

Tarja Morado
708 Hillcrest Drive
Cedar Hill, Texas 75104                               50,000       50,000            *                  *
--------------------------------------------------- ------------ ------------ ----------------- ------------------
--------------------------------------------------- ------------ ------------ ----------------- ------------------

David Clifton
753 Bandit Trail
Keller, Texas 76180                                   30,000       30,000            *                  *
--------------------------------------------------- ------------ ------------ ----------------- ------------------
--------------------------------------------------- ------------ ------------ ----------------- ------------------

Ron Terranova
8533 Vivid Violet
Las Vegas, NV 89143                                    2,500        2,500            *                  *
--------------------------------------------------- ------------ ------------ ----------------- ------------------
Romie Krickbaum
708 Hillcrest Drive
Cedar Hill, Texas 75104                                2,500        2,500            *                  *
--------------------------------------------------- ------------ ------------ ----------------- ------------------

Wade Vogel
1108 27th Street N.W.
Mandan, ND 58554                                       2,500        2,500            *                  *
--------------------------------------------------- ------------ ------------ ----------------- ------------------


* Denotes less than 1%.

(1) Assumes 12,690,484 shares of common stock outstanding.

(2) Assumes sale of all shares offered by the selling securityholders.

         In the event the selling securityholders receive payment for the sale of their shares, Wintech will not receive any of the proceeds from such sales. Wintech is bearing all expenses in connection with the registration of the shares of the selling securityholders.

         The shares owned by the selling securityholders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission, which Rule pertains to delayed and continuous offerings and sales of securities. In regard to the shares offered under Rule 415, the Company has given certain undertakings in Part II of the Registration statement of which this prospectus is a part which, in general, commit the Company to keep this prospectus current during any period in which offers or sales are made pursuant to Rule 415.

                                       28

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During the years ended June 30, 2999 and 2000, Beijing Wintech advanced a total of Rmb 674,000 or $81,415 and RMB 855,332 or $103,350, respectively, to investors in Beijing Wintech. Such advances are interest-free and are repayable no later than January 31, 2000.

         In the year ended June 30, 1999, investors in Beijing Wintech advanced interest-free Rmb 930,000 or $112,338 of which Rmb 750,000 was repaid during the year ended June 30, 2000. There are no specific repayment terms on the outstanding balance.


                            DESCRIPTION OF SECURITIES

         The Company has an authorized capital of 200,000,000 shares of Common stock, $.001 par value, and has no preferred stock authorized. On July 24, 2000 Temple conducted a reverse stock split of 200 for 1. At the time of the reverse split there were 138,096,833 shares outstanding. After the reverse split occurred the outstanding shares became 690,484. 12,000,000 shares of restricted stock were issued on July 25, 2000 for the acquisition of Wintech which brought the outstanding shares to 12,690,484. There have been no additional shares issued since the acquisition occurred.

SHARES OF COMMON STOCK

         The Company is not offering for sale any shares of common stock in this registration statement. The selling securityholders of Wintech are registering an aggregate of 2,505,000 shares of common stock for sale at a price to be determined in the future. The closing price as quoted on the OTC Bulletin Board as of October 24, 2000 was $0.8750. A final price for sales can only be determined at the time the sale is made due to the fact that the price of the stock may fluctuate.

         Holders of the common stock do not have preemptive rights to purchase additional shares of common stock or other subscription rights. The common stock carries no conversion rights and is not subject to redemption or to any sinking fund provisions. All shares of common stock are entitled to share equally in dividends from sources legally available therefor when, as and if declared by the Board of Directors and, upon liquidation or dissolution of the Company, whether voluntary or involuntary, to share equally in the assets of the Company available for distribution to shareholders. All outstanding shares are validly authorized and issued, fully paid and nonassessable, and all shares to be sold and issued as contemplated hereby will be validly authorized and issued, fully paid and nonassessable.

         The Board of Directors is authorized to issue additional shares of common stock, not to exceed the amount authorized by the Company's Certificate of Incorporation, and any amendments thereto, and to issue options for the purchase of such shares, on such terms and conditions and for such consideration as the Board may deem appropriate without further stockholder action.

PENNY STOCK REGULATION

         Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or listed on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The "penny stock" rules impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's securities. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities reach and maintain a market price of $5.00 or greater.


NONCUMULATIVE VOTING

         Each holder of common stock is entitled to one vote per share on all matters on which such shareholders are entitled to vote. Shares of common stock do not have cumulative voting rights. The holders of more than 50 percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

PREFERRED STOCK

         The Company's Certificate of Incorporation does not authorize the issuance of preferred stock. However the Company may at a time when needed elect to amend the articles of incorporation.

         The Board of Directors of the Company is authorized to amend the Certificate of Incorporation in order to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued may have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, the Company has no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

ADDITIONAL INFORMATION DESCRIBING STOCK

         The above descriptions concerning the stock of the Company do not purport to be complete. Reference is made to the Company's Certificate of Incorporation and By-Laws which are included as exhibits to the registration statement of which this prospectus is a part and which are available for inspection at the Company's offices. Reference is also made to the applicable statutes of the State of Nevada for a more complete description concerning rights and liabilities of shareholders.

TRANSFER AGENT AND REGISTRAR

         Nevada Agency and Trust Company of Reno, Nevada serves as the transfer agent for Wintech.

REPORTS TO SHAREHOLDERS

         Wintech will furnish to its shareholders annual reports containing audited financial statements examined and reported upon, and with an opinion expressed by, an independent certified public accountant. The Company may issue other unaudited interim reports to its shareholders as it deems appropriate.

                              PLAN OF DISTRIBUTION

         Wintech will not receive the proceeds from the sale of the shares by the selling securityholders.

         The selling securityholders' shares may be sold to purchasers from time to time directly by and subject to the discretion of the selling securityholders. The selling securityholders may from time to time offer their shares for sale through underwriters, dealers or agents, who may receive

                                       30
compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders and/or the purchasers of the shares for whom they may act as agents. The shares sold by the selling securityholders may be sold from time to time in one or more transactions: (i) at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale or (ii) at prices otherwise negotiated at the time of sale. Such prices will be determined by the selling securityholders or by agreement between the selling securityholders and any underwriters.



         Any underwriters, dealers or agents who participate in the distribution of the securities may be deemed to be "underwriters" under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

     At the time a particular offer is made by or on the behalf of the selling securityholders, a prospectus, including any necessary supplement thereto, will be distributed which will set forth the number of shares of common stock and other securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares purchased from the selling securityholders, any discounts, commissions and other items constituting compensation from the selling securityholders, any discounts, commissions or concessions allowed, reallowed or paid to dealers, and the proposed selling price to the public.

         Pursuant to Regulation M of the General Rules and Regulations of the Securities and Exchange Commission, any person engaged in a distribution of securities, including on behalf of a selling security holder, may not simultaneously bid for, purchase or attempt to induce any person to bid for or purchase securities of the same class for a period of five business days prior to the commencement of such distribution and continuing until the selling security holder (or other person engaged in the distribution) is no longer a participant in the distribution.

         If, at some time, Wintech meets the requirements of the Nasdaq Small Cap Market it will apply for listing thereon. If it should be accepted for listing thereon, then certain underwriters may engage in passive market making transactions in the Company's common stock in accordance with Rule 103 of Regulation M.

         In order to comply with the applicable securities laws, if any, of certain states, the securities will be offered or sold in such states through registered or licensed brokers or dealers in those states. In addition, in certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which the Company has complied.

          In addition and without limiting the foregoing, the selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder in connection with transactions in shares during the effectiveness of the registration statement.

         Wintech will pay all of the expenses incident to the registration of the shares (including registration pursuant to the securities laws of certain states) other than commissions, expenses, reimbursements and discounts of underwriters, dealers or agents, if any.

          In addition and without limiting the foregoing, the selling securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder in connection with transactions in the sale of the selling securityholder shares during the effectiveness of this prospectus.

RESALES OF THE SECURITIES UNDER STATE SECURITIES LAWS

         The National Securities Market Improvement Act of 1996 ("NMSIA") limits the authority of states to impose restrictions upon sales of securities made pursuant to ss.ss.4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Sales of the shares offered by the selling securityholders in the secondary market may be made pursuant to Section 4(1) (sales other than by an issuer, underwriter or broker). It is anticipated that following the effective date hereof, the selling securityholders' shares will be eligible for resale in the secondary market in each state.

                                  LEGAL MATTERS

LEGAL PROCEEDINGS

         Wintech is not subject to any legal proceedings at this time.

EXPERTS

The financial statements of Beijing Wintech included in this prospectus for the years 1999 and 2000 and for the years then ended have been audited by Deloitte Touche Tohmatsu Shanghai CPA, independent auditors, as stated in their report appearing herein and are included in reliance upon the report of that firm given upon their authority as experts in accounting and auditing.

The financial statements of Temple for the years 1999 and 2000 and for the years then ended have been audited by Clyde Bailey CPA, independent auditor, as stated in his report appearing herein and have been so included in reliance upon the report of that firm given upon his authority as an expert in accounting and auditing. Mr. Bailey will remain the independent auditor of the Company until the next meeting of the board of directors.

LEGAL OPINION

         Shawn F. Hackman, a P.C. has given its opinion as attorneys-at-law that the shares offered for sale herein have been fully paid, validly issued and are non-assessable.

                              FINANCIAL STATEMENTS



                          INDEX TO FINANCIAL STATEMENTS


    ...................................................................................................
                                                                                                Page(s)

BEIJING WINTECH TECHNOLOGY CO., LTD.:

Independent Auditors' Report ..........................................................................   F-1

Balance Sheets at June 30, 1999 and 2000 ..............................................................   F-2

Statements of Operations for the years ended June 30, 1999 and 2000 ...................................   F-3

Statements of Investors' Equity for the years ended June 30, 1999 and 2000 ............................   F-4

Statements of Cash Flows for the years ended June 30, 1999 and 2000 ...................................   F-5

Notes to Financial Statements .........................................................................   F-6-11


TEMPLE SUMMIT FINANCIAL PROJECTS, INC

Independent Auditors' Report ..........................................................................   F-16

Balance Sheets at June 30, 2000 and 1999 ..............................................................   F-17

Statements of Operations for the years ended June 30, 2000 and 1999 ...................................   F-18

Statements of Shareholders' Equity for the years ended June 30, 2000 and 1999 .........................   F-19

Statements of Cash Flows for the years ended June 30, 2000 and 1999 ...................................   F-20

Notes to Financial Statements .........................................................................   F-21-24


                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors of Beijing Wintech Technology Co., Ltd.

We have audited the accompanying balance sheets of Beijing Wintech Technology Co., Ltd. (the " Company") as of June 30, 1999 and 2000 and the related statements of operations, investor's equity and cash flows for the years then ended (expressed in Renminbi). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 1999 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.






Deloitte Touche Tohmatsu Shanghai CPA
Beijing, People's Republic of China
August 14, 2000


                                       F-1



                      BEIJING WINTECH TECHNOLOGY CO., LTD.

                                 BALANCE SHEETS


                                                                         June 30,                 June 30,
                                                                                                              ---------
ASSETS ............................................................................        1999        2000        2000
                                                                                      ---------   ---------   ---------
    ...............................................................................
                                                                                            Rmb         Rmb         US$

Current Assets:
   Cash ...........................................................................     965,098   3,820,391     461,511
   Accounts receivable, trade .....................................................     926,610   1,483,719     179,237
   Amounts due from investors .....................................................        --     1,529,532     184,771
   Other receivables ..............................................................      80,200     204,940      24,757
   Inventories ....................................................................     847,439   1,739,284     210,109
  Prepaid expenses ................................................................      42,500      42,500       5,134
                                                                                      ---------   ---------   ---------
             Total Current Assets .................................................   2,861,847   8,820,366   1,065,519

Amounts due from investors ........................................................     674,000        --          --
Property and equipment, net .......................................................     350,116     357,411      43,176
                                                                                      ---------   ---------   ---------

Total Assets ......................................................................   3,885,963   9,177,777   1,108,695
                                                                                      =========   =========   =========
                                                                                                  =========   =========

             LIABILITIES AND INVESTORS' EQUITY

Current Liabilities:
  Accounts payable, trade .........................................................      50,634      60,775       7,342
  Amounts due to investors ........................................................     930,000     180,000      21,744
  Customer Deposits ...............................................................        --     1,653,366     199,730
  Other payables and accrued expenses .............................................           .     399,459      48,255
                                                                                                                157,735
   Income tax payable .............................................................        --       244,707      29,561
  Other taxes payable .............................................................     512,046   1,188,691     143,597
                                                                                      ---------   ---------   ---------

                   Total Current Liabilities ......................................   1,650,415   3,726,998     450,229
                                                                                      ---------   ---------   ---------

Commitments and contingencies (note 10)

Investors' Equity:
       Paid-in capital ............................................................     500,000   5,000,000     604,011
      Retained earnings ...........................................................   1,543,986     399,999      48,321
      Statutory reserves ..........................................................     191,562      50,780       6,134
                                                                                                              ---------
                                                                                                  ---------   ---------

          Total Investors' Equity .................................................   2,235,548   5,450,779     658,466
                                                                                      ---------   ---------   ---------

Total Liabilities and Investors' Equity ...........................................   3,885,963   9,177,777   1,108,695
                                                                                      =========   =========   =========

     See notes to financial statements.




                                       F-2

                      BEIJING WINTECH TECHNOLOGY CO., LTD.

                            STATEMENTS OF OPERATIONS


                                                                                      Years ended June 30,
                                                                 ----------------------------------------------
                                                                                             1999        2000     2000 (1)

    .................................................................................
                                                                                              Rmb         Rmb         US$

Sales of products and services ......................................................   4,379,682   7,720,004     932,593

Cost of sales .......................................................................   1,707,376   2,242,755     270,930
                                                                                        ---------   ---------   ---------

Gross profit ........................................................................   2,672,306   5,477,249     661,663

Selling, general and administrative expenses ........................................   1,638,919   2,244,063     271,087
                                                                                        ---------   ---------   ---------

Income from operations ..............................................................   1,033,387   3,233,186     390,576

Interest income .....................................................................       5,498       9,950       1,202

Other income, net ...................................................................     173,942     216,802      26,190
                                                                                        ---------   ---------   ---------

Income before income tax ............................................................   1,212,827   3,459,938     417,968

Income tax ..........................................................................        --       244,707      29,561
                                                                                        ---------   ---------   ---------

Net income ..........................................................................   1,212,827   3,215,231     388,407
                                                                                        =========   =========   =========
                                                                                                                =========


     See notes to financial statements



                                       F-3


                      BEIJING WINTECH TECHNOLOGY CO., LTD.

                         STATEMENTS OF INVESTORS' EQUITY


    ......................
* ........................   *                          *                  Total
* ........................   Paid-in        Retained    Statutory     investors'
* ........................   capital        earnings    reserves          equity
* ........................        --            --            --            --
* ........................   Rmb                 Rmb    Rmb                  Rmb

Balance at July 1, 1998 ..     500,000       522,721          --       1,022,721
Net income ...............        --       1,212,827          --       1,212,827
Appropriations of reserves        --        (191,562)      191,562          --
                             ---------   -----------    ----------   -----------

Balance at June 30, 1999 .     500,000     1,543,986       191,562     2,235,548

Net income ...............        --       3,215,231          --         388,407
Increase in capital ......   4,500,000    (4,100,000)     (400,000)         --
Appropriations of reserves        --        (259,218)      259,218          --
                             ---------   -----------    ----------   -----------

Balance at June 30, 2000 .   5,000,000       399,999        50,780     5,450,779
                             =========   ===========    ==========   ===========

 US$ equivalent ..........     604,011    US $48,321    US $6,134    US $658,466
                             =========   ===========    ==========   ===========

                        See notes to financial statements










                                       F-4


                      BEIJING WINTECH TECHNOLOGY CO., LTD.

                            STATEMENTS OF CASH FLOWS


                                                                           Year ended June 30,
                                                                                                                        ----------
                                                                                                                        ----------
    ............................................
* ..............................................         1999          2000          2000
* ..............................................         --            --            --
* ..............................................          Rmb           Rmb           US$
Cash flows from operating activities:
Net  income ....................................    1,212,827     3,215,231       388,407
Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation ...............................       49,267        90,534        10,937
    Changes in assets and liabilities:
         Accounts receivable, trade ............     (826,610)     (557,109)      (67,300)
         Other receivables .....................      (80,200)     (124,740)      (15,069)
         Inventories ...........................     (439,225)     (891,845)     (107,737)
        Prepaid expenses .......................      (42,500)         --            --
         Accounts payable, trade ...............      (94,411)       10,141         1,225
         Customer Deposits .....................         --       1,653,366       199,730
         Other payables and accrued expenses ...      241,724        29,201       155,776

                  Income taxes payable .........         --         244,707        29,561
                 Other taxes payable ...........      445,821       676,645        81,740
                                                   ----------    ----------    ----------
       Net cash provided by operating activities      380,745     4,558,654       550,695
                                                   ----------    ----------    ----------

Cash used in investing activities:
            Purchase of property and equipment .     (241,512)      (97,829)      (11,818)
                                                   ----------    ----------    ----------
                                                                               ----------

Cash used in financing activities:
         Advances due to investors .............      930,000          --         (90,602)
        Repayment of advances by investors .....         --        (750,000)         --
         Advances due from investors ...........     (674,000)     (855,532)     (103,350)
                                                   ----------    ----------    ----------
Net cash provided by (used in) financing
  activities ...................................      256,000    (1,605,532)     (193,952)
                                                   ----------    ----------    ----------

Increase in cash ...............................      395,233     2,855,293       344,925

Cash, beginning of year ........................      569,865       965,098       116,586
                                                   ----------    ----------    ----------

Cash, end of year ..............................      965,098     3,820,391       461,511
                                                   ==========    ==========    ==========

                        See notes to financial statements









                                       F-5



                      BEIJING WINTECH TECHNOLOGY CO., LTD.
                          NOTES TO FINANCIAL STATEMENTS



1.     ORGANIZATION AND PRINCIPAL ACTIVITIES

Beijing Wintech Technology Co., Ltd. (the "Company") was established on August 23, 1996 as a limited liability Company in Beijing, People's Republic of China ("PRC"), with an operating period of 10 years.

The Company is principally engaged in developing digital signal processing ("DSP") solutions for network, telecommunication and general purpose platforms. The Company manufactures and sells DSP products and its related materials, as well as providing consulting services to outside customers.
Pursuant to a resolution passed at an investors' meeting on June 5, 2000, retained earnings and statutory reserves of Rmb4,100,000 (equivalent to US$495,303) and Rmb400,000 (equivalent to US$48,320), respectively, were transferred to paid-in capital to increase paid-in capital from Rmb500,000 (equivalent to US$60,401) to Rmb5,000,000 (equivalent to US$604,011).

       At June 30, 1999 and 2000, details of paid-in capital were as follows:

                           June 30, 1999          June 30, 2000
                               -------------------------------------
    ...............
* .................   Original Cur    %       Original Cur    %
* .................                                 Rmb         Rmb

      Dong Yonghong        --          --     3,650,000          73
      Tan Mingjuan      400,000          80     250,000           5
      Zheng Baolin         --          --       400,000           8
      Chen Xiaomin         --          --       500,000          10
      Wan Yihe ....        --          --       100,000           2
      Li Minglong .        --          --       100,000           2
      Yu Daoheng ..      50,000          10        --          --
      Zhang Guirong      50,000          10        --          --
                      ---------   ---------   ---------   ---------
                                              ---------   ---------
                        500,000         100   5,000,000         100
                      =========   =========   =========   =========

2.     BASIS OF PREPARATION OF FINANCIAL STATEMENTS

       The financial statements were prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). This basis of accounting differs from that used in the statutory financial statements of the Company which are prepared in accordance with the accounting principles and the relevant financial regulations applicable to limited liability Company as established by the Ministry of Finance of the PRC ("PRC GAAP"). There were no significant adjustments made to the statutory accounts of the Company.

                                       F-6

                      BEIJING WINTECH TECHNOLOGY CO., LTD.
                   NOTES TO FINANCIAL STATEMENTS - (continued)


3.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       Inventories - Inventories mainly represent raw materials and are stated at the lower of cost or market. The cost of inventories is determined using the weighted average method. Cost includes purchase price, freight charges and other related expenses.

       Property and  equipment - Property  and  equipment is stated at cost less
       accumulated   depreciation.    Depreciation   is   provided   using   the
       straight-line method over the estimated useful lives as follows:

      Electronic equipment                 3 years
      Furniture and fixtures               5 years

       Impairment - The Company reviews long-lived assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable. An impairment loss, measured based on the fair value of the asset, is recognized if expected future undiscounted cash flows are less than the carrying amount of the assets.

       Income taxes - Deferred income taxes are provided using the asset and liability method. Under this method, deferred income taxes are recognized for all significant temporary differences and classified as current or non-current based upon the classification of the related asset or liability in the financial statements. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of, the deferred tax asset will not be realized.

       Revenue recognition - Revenue from products sales are recorded when title of products passed to customers, which usually occurs at the time of delivery or acceptance, and collectibility is reasonably assured. The Company recognizes revenues from consulting services, net of business tax, when services are provided to customers and collectibility is reasonably assured. Commissions, net of business tax, received from the sales of products on behalf of third parties are recognized when the sales are made and the Company is entitled to the commission and collectibility is reasonably assured.

       Financial instruments - The carrying value of financial instruments, which mainly consist of cash, accounts receivable and accounts payable approximates fair value due to the short-term nature of these instruments.

       Foreign  currency  translation  - The Company  maintains  its  accounting records in Renminbi ("Rmb"), its functional currency. Transactions in currencies other than Renminbi are translated at the market exchange rate ruling on the transaction date. Monetary assets and liabilities denominated in currencies other than Renminbi are translated at the market exchange rate ruling on the balance sheet date at the year end.

       Comprehensive income- The Company reports comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income," which establishes standards for reporting and display of comprehensive income, its components and accumulated balance. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. There are no items of comprehensive income and net income represents the comprehensive income.





                                       F-7


                      BEIJING WINTECH TECHNOLOGY, CO., LTD.
                   NOTES TO FINANCIAL STATEMENTS - (continued)


3.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES- Continued

       Convenience translation into United States dollars - The financial statements for the year ended June 30, 2000 are presented in United States dollars for the convenience of readers in the United States of America. The translation of Renminbi amounts into United States dollars has been made at the rate of exchange quoted by the People's Bank of China on June 30, 2000 of Rmb8.2780 to US$1.00. The translation of Renminbi amounts into United States dollars should not be construed as representations that Renminbi amounts could be converted into United States dollars at that or any other rate of exchange.

       Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       New accounting standard not yet adopted - In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities.", which was amended by SFAS 137 and SFAS 138. This statement requires companies to record all derivatives on the balance sheet as assets or liabilities measured at fair value. Gains and losses resulting from changes in fair market values of those derivative instruments would be accounted for depending on the use of the instrument and whether it qualifies for hedge accounting. SFAS 133 will be effective for the Company's fiscal year beginning July 1, 2000. The Company has not yet determined the impact, if any, on its financial position, results of operations or cash flows.

       In December 1999, the Securities and Exchange Committee issued Staff Accounting Bulletin ("SAB") 101, "Revenue Recognition in Financial Statements". SAB101 establishes accounting and reporting standards for the recognition of revenue. It states that revenue generally is realized or realizable and earned when all of the following criteria are met: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the seller's price to the buyer is fixed or determinable; (4) collectibility is reasonably assured. SAB101 is effective no later than the fourth quarter of fiscal years beginning after December 15, 1999. At this time management does not expect SAB 101 to have any impact on the financial position of the Company.

4.     AMOUNTS DUE FROM/TO INVESTORS

                                                                       June 30,
                                                                                              ---------
           ....................................................................
                                                                                       1999        2000
                                                                                  ---------   ---------
                                                                                        Rmb         Rmb

       Amounts due from investors
            Dong Yonghong .....................................................     674,000   1,390,237
            Tan Mingjuan ......................................................        --       139,295
                                                                                  ---------   ---------
                                                                                    674,000   1,529,532
                                                                                  =========   =========

            Noncurrent amount .................................................     674,000        --
            Amount due within 1 year ..........................................        --     1,529,532
                                                                                  ---------   ---------
                                                                                    674,000   1,529,532
                                                                                  =========   =========

       Amounts due to investors
            Chen Xiaomin ......................................................     100,000     180,000
            Tan Mingjuan ......................................................     830,000        --
                                                                                  ---------   ---------
                                                                                    930,000     180,000
                                                                                  =========   =========








                                       F-8

                      BEIJING WINTECH TECHNOLOGY CO., LTD.
                   NOTES TO FINANCIAL STATEMENTS - (continued)

4.     AMOUNTS DUE FROM/TO INVESTORS - Continued

       The Company advanced investors Rmb674,000 and Rmb855,532 in the years ended June 30, 1999 and 2000, respectively, on an interest free basis. The amounts are repayable not later than January 31, 2001.

       In the year ended June 30, 1999, investors advanced Rmb930,000 to the Company on an interest free basis without fixed payment terms. In the year ended June 30, 2000, the Company repaid Rmb750,000 of these advances.

5.     INVENTORIES

                                                 June 30,
                                                 ---------
           ...................................

                                                    1999        2000
                                                 -------   ---------
                                                     Rmb         Rmb

       Raw materials .........................   847,439   1,738,378
       Finished goods ........................      --           906
                                                 -------   ---------
                                                 847,439   1,739,284
                                                 =======   =========

6.     PROPERTY AND EQUIPMENT, NET

                                                June 30,
                                                -------
    .........................................

                                                   1999      2000
                                                -------   -------
                                                    Rmb       Rmb

       At cost:
       Electronic equipment ..................  416,757   513,790
       Furniture and fixtures ................   16,557    17,351
                                                -------   -------
                                                433,314   531,141

       Less: Accumulated depreciation ........   83,198   173,730
                                                -------   -------
       Net book value ........................  350,116   357,411
                                                =======   =======

7.     OTHER TAXES PAYABLE

                                                  June 30,
                                                  ---------
          ....................................

                                                      1999        2000
                                                  ---------   ---------
                                                        Rmb         Rmb

       Value added tax payable ("VAT") ........     404,253     967,601
       Business tax ("BT") ...................       34,648      57,528
       Others .................................      73,145     163,562
                                                  ---------   ---------
                                                  ---------   ---------
                                                    512,046   1,188,691
                                                  =========   =========

                                       F-9

                      BEIJING WINTECH TECHNOLOGY CO., LTD.
                   NOTES TO FINANCIAL STATEMENTS - (continued)

7.     OTHER TAXES PAYABLE - Continued

       The Company is subject to VAT at a rate of 17% on sales of DSP products and 5% BT on revenue from consulting services.

8.     INCOME TAXES

       The Company is subject to the Income Tax Law of PRC Enterprises and relevant local income tax laws (the "Income Tax Laws"). Under the Income Tax Laws, limited liability enterprises generally are subject to income tax at a rate of 33% (30% state income taxes plus 3% local income taxes) on income as reported in their statutory financial statements after tax adjustments.

       Pursuant to the Income Tax Laws, limited liability enterprises approved as high-tech enterprises which are established in the Beijing New Technology Industry Development Zone ("BDZ") are subject to income tax at the reduced rate of 15%. High-tech enterprises are also eligible for a three-year exemption from income tax followed by a 50% reduction of income tax for the next three years. This relief commences from the date of commencement of operations. The Company has been approved as high-tech enterprise and has obtained an approval from tax bureau for the preferential tax treatment described above effective from September 1, 1996.

       The Company was exempt from income tax for the year ended June 30, 1999. The applicable income tax rate for the year ended June 30, 2000 was 7.5%. Income tax on the PRC assessable income was Rmb244,707 for the year ended June 30, 2000. There were no significant temporary differences in the years ended June 30, 1999 and 2000 or at these dates.

9.     RETIREMENT BENEFITS AND OTHER EMPLOYMENT BENEFITS

       The Company's employees are entitled to retirement benefits calculated with reference to their basic salaries on retirement and their length of service in accordance with a government managed benefits plan. The PRC government is responsible for the benefits liability to these retired employees. The Company is required to make contributions to the state retirement plan at 19% of the monthly basic salaries of the current employees. The expense of such arrangement to the Company was Rmb40,118 in the year ended June 30, 1999 and Rmb87,430 in the year ended June 30, 2000.

       In addition, the Company is required by law to contribute 14% and 1.5% of basic salaries of the PRC employees for staff welfare fund and education fund, respectively.

                                      F-10

                      BEIJING WINTECH TECHNOLOGY CO., LTD.
                   NOTES TO FINANCIAL STATEMENTS - (continued)


10.    COMMITMENTS AND CONTINGENCIES

       Operating leases - As of June 30, 2000, the Company was committed under certain operating leases, requiring annual minimum rentals as follows:

                                        Rmb
                                        ----------------------
                                        ----------------------

       2001                                            355,250
       2002                                             41,000
                                        ----------------------
                                                       396,250
                                        ======================

       The leases are renewable subject to negotiation. Rental expense for the years ended June 30, 1999 and 2000 was Rmb225,040 and Rmb419,000, respectively.

11.    CONCENTRATION OF CREDIT RISK

       Financial   instruments,   which  potentially   subject  the  Company  to
       concentration of credit risk, consist principally of temporary cash investments and accounts receivable.

       The Company places its temporary cash investments with various financial institutions in the PRC. The Company believes that no significant credit risk exists as these investments are placed principally with government-owned financial institutions in the PRC.

       The Company's business activities and accounts receivable are principally with customers in the PRC. The Company believes that no significant credit risk exists as credit losses, when realized, have been within the range of management's expectations.

12.    DISTRIBUTION OF PROFITS

       As stipulated by the Company Law of PRC, net income after taxation can only be distributed as dividends after allowance has been made for:

       (i)    Making up cumulative prior years' losses, if any;
(ii) Allocations to the statutory common reserve of at least 10% of income after tax, as determined under PRC accounting rules and regulations, until the fund amounts to 50% of the Company's registered capital;
(iii) Allocations of 5 to 10% of income after tax, as determined under PRC accounting rules and regulations, to the Company's statutory common welfare fund, which is established for the purpose of providing employee facilities and other collective benefits to the Company's employees; and
(iv) Allocations to the discretionary surplus common reserve, if approved by the investors in general meeting.

       The statutory reserves as stated in the financial statements represented the allocations of 10% of net income to statutory common reserve and 5% of net income to statutory common welfare fund for the years ended June 30, 1999 and 2000, respectively.

13.    SUBSEQUENT EVENT

         On July 25, 2000, the investors of the Company entered into an agreement with Temple Summit Financial Projects, Inc., ("Temple"), incorporated in the United States, whereby the Company became a wholly-owned subsidiary of Temple.

                                      F-11






CLYDE BAILEY P.C.
------------------------------------------------------------------------------
                                                     Certified Public Accountant
                                                        10924 Vance Jackson #404
                                                        San Antonio, Texas 78230
                                                            (210) 699-1287(ofc.)
                                           (888) 699-1287 ? (210) 691-2911 (fax)
                                                                         Member:
                                                     American Institute of CPA's
                                                          Texas Society of CPA's

                                                              Board of Directors
Temple Summit Financial Projects, Inc.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANT

I have audited the accompanying balance sheet of Temple Summit Financial Projects, Inc. (Company) as of June 30, 2000 and the related statement of operations, statement of shareholders' equity, and the statement of cash flows for the years ended June 30, 2000 and 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

On April 12, 2000, the Company sold all of its assets and liabilities to Nevada Mining & Metals Corporation, a Nevada Corporation for a total of $30,000. The Company has no other assets or liabilities as of June 30, 2000. This is further explained in Note 6.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has no viable operations and little or no tangible assets. This is further explained in the Note 4.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2000 and the results of its operations for the year then ended in conformity with generally accepted accounting principles.



                                Clyde Bailey P.C.


San Antonio, Texas
July 05, 2000






                                      F-16

                        TEMPLE SUMMIT FINANCIAL PROJECTS
                                  Balance Sheet
                               As of June 30, 2000

                 .................................................................
                                                                  A S S E T S

             Current Assets:
              Cash ...............................................................   $       978

                Total Current Assets .............................................   $       978
                                                                                                    ---

                Total Assets .....................................................   $       978
                                                                                                    ===


                                                             L I A B I L I T I E S

             Current Liabilities: ................................................   $      --

                Total Current Liabilities ........................................          --

                Total Liabilities ................................................          --
                                                                                                    ---


                                                              SHAREHOLDERS' EQUITY

             Common Stock ........................................................       138,097
              200,000,000 authorized shares, $.001 par value
               138,096,863 shares issued and outstanding
             Additional Paid-in-Capital ..........................................     2,353,503
             Accumulated Deficit .................................................    (2,490,622)
                                                                                                    ---

                Total Shareholders' Equity .......................................           978

                Total Liabilities and
                        Shareholders'  Equity ....................................   $       978
                                                                                                    ===













                                      F-17

                        TEMPLE SUMMIT FINANCIAL PROJECTS
                                                     Statement of Operations



                                                                               For the Twelve Month
                                                                               Period Ended June 30
    ...........................................................................
Revenues: .....................................................................           2000            1999
                                                                                          ----            ----

    Revenues ..................................................................       $   --       $      --

         Total Revenues .......................................................           --              --

Expenses:
    Consulting Expenses ......................................................          5,000           3,500
    Office Rents .............................................................          8,730           9,690
    Insurance ........................................................ .......          2,475           4,563
    Legal & Professional .....................................................         25,250           4,500
    Other Expenses ...........................................................         21,389          18,946
                                                                                         ----            ----

         Total Expenses ............................................... ......         62,844          41,199
                                                                                         ----            ----

         Net Loss from Operations ............................................        (62,844)        (41,199)

Provision for Income Taxes:
    Income Tax Benefit ......................................................              --              --
                                                                                         ----            ----

         Net (Loss) before Discontinued
         Operations .........................................................         (62,844)        (41,199)

Discontinued Operations:
    Discontinued Operations .................................................        (813,988)           --
                                                                                         ----           ----

        Net (Loss) ...........................................................   $   (876,832)   $    (41,199)
                                                                                         ====            ====

Basic and Diluted Earnings per Common Share ..................................            Nil             Nil

Weighted Average number of Common Shares ......................................     84,374,345      65,639,531

    used in per share calculations







                                      F-18


                     Temple Summit Financial Projects, Inc.
                        Statement of Shareholders' Equity
                               As of June 30, 2000


    ...................................

                                    ***                 $      .001       Paid-In   Accumulated    Shareholders'
* .....................................        Shares     Par Value       Capital       Deficit         Equity
                                                                                                   -----------

Balance July 1, 1998 ..................    53,139,531   $    53,140   $ 1,922,112   $(1,572,591)   $   402,661

Stock issued for Cash .................     5,034,999         5,035       216,090          --          221,125

Stock issued for Debt .................    20,000,000        20,000       180,000          --          200,000

Net (Loss) ............................          --            --            --         (41,199)       (41,199)

                                                                                                   -----------
Balance, June 30, 1999 ................    78,174,530        78,175     2,318,202    (1,613,790)       782,587

Stock Issues for Cash .................     3,922,333         3,922        35,301          --           39,223

Stock issued for Services .............    56,000,000        56,000          --            --           56,000

Net (Loss) ............................          --            --            --        (876,832)      (876,832)
                                                                                                   -----------

Balance June 30, 2000 .................   138,096,863   $   138,097   $ 2,353,503   $(2,490,622)   $       978






                                      F-19

                     Temple Summit Financial Projects, Inc.
                             Statement of Cash Flows



                              For the Twelve Month
                              Period Ended June 30
    ........................................
                                                      2000           1999
                                               -----------    -----------

Cash Flows from Operating Activities:

Net (Loss) .................................   $  (876,832)   $   (41,199)

Changes in operating assets and liabilities:
            Note Receivable ................        (1,200)         1,500
            Employee Advances ..............       (27,781)       (72,875)
                                                              -----------
                                               -----------    -----------
Total Adjustments ..........................       (28,981)       (71,375)

                                               -----------    -----------
Net Cash used in Operating  Activities .....      (905,813)      (112,574)


Cash Flows from Investing Activities:
            Asset Sold .....................     1,542,318           --
                                               -----------    -----------

Net Cash used in Investing Activities ......     1,542,318           --


Cash Flows from Financing Activities:
            Short-Term Liabilities .........       (13,000)       (34,147)
            Liabilities Sold ...............      (698,331)
            Shareholder Loans ..............        36,360           --
            Common Stock ...................        39,223        128,075
                                               -----------    -----------

Net Cash provided for Financing Activities .      (635,748)        93,928


Net Increase (Decrease) in Cash ............           757        (18,646)

Cash Balance, Begin Period .................           221         18,867
                                               -----------    -----------

Cash Balance, End Period ...................   $       978    $       221
                                               ===========    ===========



                                      F-20

                     Temple Summit Financial Projects, Inc.
                          Notes to Financial Statements


               Note 1  -  Summary of Significant Accounting Policies

Organization

Temple Summit Financial Projects, Inc. ("the Company") was incorporated under the laws of the State of Texas on April 22, 1992, to conduct any lawful business for which corporations may be incorporated under the Texas Business Corporations Act. In November of 1993, this corporation became the successor to a former Utah corporation named Midvale Packing Company. This succession occurred immediately following the recession of a previous merger between Midvale and a Nevada corporation named New Dawn Development Company. The net effect was that Midvale Packing Company was reincorporated in Nevada as Temple Summit Financial Projects, Inc. The Company has a total of 200,000,000 authorized shares with a par value of $.001 and with 138,096,863 shares issued and outstanding as of June 30, 2000.

                                  Fixed Assets

The Company has no fixed assets at this time.

                               Federal Income Tax

The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

                                Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounting Method

                The Company's financial statements are prepared using the accrual method of accounting. Revenues are recognized when earned and expenses when incurred. Fixed assets are stated at cost. Depreciation and amortization using the straight-line method for financial reporting purposes and accelerated methods for income tax purposes.



                                      F-21

                     Temple Summit Financial Projects, Inc.
                          Notes to Financial Statements


               Note 1  -  Summary of Significant Accounting Policies (con't)

         Earnings per Common Share

The Company adopted Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share," which simplifies the computation of earnings per share requiring the restatement of all prior periods.

Basic earnings per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted earnings per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted earnings per share are excluded from the calculation.

Comprehensive Income

Statement  of  Financial   Accounting   Standards  (SFAS)  No.  130,  "Reporting
Comprehensive Income," establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No.130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company does not have any assets requiring disclosure of comprehensive income.

Segments of an Enterprise and Related Information

Statement of Financial Accounting Standards (SFAS) No. 131, Disclosures about Segments of an Enterprise and Related Information, supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise." SFAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS 131 defines operating segments as components of a Company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company has evaluated this SFAS and does not believe it is applicable at this time.




                                      F-22

                     Temple Summit Financial Projects, Inc.
                          Notes to Financial Statements


Note 2  -  Common Stock

A total of 5,034,999 shares of common stock were sold in 1999 for $221,125, and in 2000 a total of 3,922,333 shares of common stock was sold for $ 39,223. In 1999, 20,000,000 shares of common stock was issued to settle $200,000 to the former directors and officers, and in 2000 a total of 56,000,000 shares of common stock was issued to the former directors and officers for services that had been accrued in prior years.

Note 3  -  Related Parties

The  Organization  has  no  significant   related  party   transactions   and/or
relationships any individuals or entities.

Note 4 - Going Concern

The Company has had no operations to date, has little or no tangible assets or financial resources, and incurred losses since inception. These losses and lack of operations raise substantial doubt about the Company's ability to continue as a going concern.

Note 5 - Income Taxes

Deferred income taxes arise from temporary differences resulting from the Company's subsidiary utilizing the cash basis of accounting for tax purposes and the accrual basis for financial reporting purposes. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate. Deferred taxes arising from timing differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the timing differences are expected to reverse. The Company's previous principal temporary differences relate to revenue and expenses accrued for financial purposes, which are not taxable for financial reporting purposes. The Company's material temporary differences consist of bad debt expense recorded in the financial statements that is not deductible for tax purposes and differences in the depreciation expense calculated for financial statement purposes and tax purposes.

The net deferred tax asset or liability is composed of the following:

    ........................................
* ..........................................         2000         1999

         Total Deferred Tax Assets .........   $    9,427   $    6,180
         Less: Valuation Allowance .........   ( 9,427 )    ( 6,180 )
                  Net Deferred Tax Asset ...         --           --
             Total Deferred Tax Liabilities          --           --
                  Net Deferred Tax Liability         --           --
                  Less Current Portion .....         --           --
                  Long-Term Portion ........   $     --     $     --



                                      F-23

                     Temple Summit Financial Projects, Inc.
                          Notes to Financial Statements



          Note 6 - Sale of Assets and Loss from Discontinued Operations

On April 12, 2000, the Company sold all of its assets and liabilities to Nevada Mining & Metals Corporation, a Nevada Corporation for a total of $30,000. The Company has no other assets or liabilities as of June 30, 2000.


Note 7  -  Subsequent Events

There were no other material subsequent events that have occurred since the balance sheet date that warrants disclosure in these financial statements.




                                      F-24

  No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations may not be relied on as having been authorized by the Company or by any of the Underwriters. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof. This prospectus does not constitute an offer to sell, or solicitation of any offer to buy, by any person in any jurisdiction in which it is unlawful for any such person to make such offer or solicitation. Neither the delivery of this prospectus nor any offer, solicitation or sale made hereunder, shall under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of the prospectus.



                                TABLE OF CONTENTS




Available Information..........................................................
Prospectus Summary.............................................................
Risk Factors...................................................................
The Company ...................................................................
Use of Proceeds................................................................
Dividend Policy................................................................
Business.......................................................................
Management's Discussion and Analysis of Operations.............................
Management.....................................................................
Security Ownership of Certain Beneficial Owners and Management.................
Selling Securityholders........................................................
Certain Relationships and Related Transactions.................................
Description of Securities......................................................
Plan of Distribution...........................................................
Legal Matters..................................................................
Experts........................................................................
Index to Financial Statements..................................................
         Until 90 days after the date of this prospectus, all dealers effecting transactions in the registered Securities, whether or not participating in this distribution, may be required to deliver a prospectus.







                 WINTECH DIGITAL SYSTEMS TECHNOLOGY CORPORATION

                        2,505,000 SHARES OF COMMON STOCK

                        TO BE SOLD BY THE HOLDERS THEREOF






                                   PROSPECTUS




                              _______________, 2000


                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         No director of Wintech will have personal liability to Wintech or any of its shareholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director
(i) for any breach of the director's duty of loyalty to Wintech or its shareholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The By-laws provide for indemnification of the directors, officers, and employees of Wintech in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of Wintech if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).

The officers and directors of Wintech are accountable to Wintech as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting Wintech . In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to the Company, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management.. Shareholders who have suffered losses in connection with the purchase or sale of their interest in Wintech in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from Wintech .

The registrant undertakes the following:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, MAY BE PERMITTED TO DIRECTORS, OFFICERS OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, IT IS THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION THAT SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS THEREFORE UNENFORCEABLE.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the expenses in connection with this Registration statement. All of such expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.


       ..............................................

   Filing Fee--Securities and Exchange Commission ...   $   536
   Fees and Expenses of Accountants and legal counsel    30,000
   Printing, Edgarizing and Engraving Expenses ......     3,000
   Miscellaneous Expenses ...........................     2,000
                                                        -------
                                            Total ...    35,536
                                                        -------

                                      II-1

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

         The Company issued shares of common stock, par value $.001 per share, to the following individuals and were issued as part of the acquisition and stock exchange transaction with Temple Summit Financial Projects, Inc.

         If any of these sales were made within the United States or to United States citizens or residents, such sales were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 except shares of common stock issued by Temple Summit Financial Projects, Inc. prior to the stock exchange transaction and name change, which shares were issued in reliance on Rule 506 of Section 4(2) of the Securities Act and Rule 701 of Section 3(b) of the Securities Act.

         Some of holders of the shares listed below may have subsequently transferred or disposed of their shares and the below list does not purport to be a current listing of shareholders of the Company.


       DATE        SHAREHOLDER                            NUMBER OF SHARES        CONSIDERATION

------------------ -----------------------------------  --------------------  ----------------------
------------------ -----------------------------------  --------------------  ----------------------

     07/25/00      Weirong Ding
                                                                     250,000            *
------------------ -----------------------------------  --------------------  ----------------------
------------------ -----------------------------------  --------------------  ----------------------

     07/25/00      Huanhua Wu                                        250,000            *

------------------ -----------------------------------  --------------------  ----------------------
------------------ -----------------------------------  --------------------  ----------------------

     07/25/00      Ke Luo                                            500,000            *

------------------ -----------------------------------  --------------------  ----------------------
------------------ -----------------------------------  --------------------  ----------------------

     07/25/00      Zhiming Tan                                       500,000            *

------------------ -----------------------------------  --------------------  ----------------------
------------------ -----------------------------------  --------------------  ----------------------

     07/25/00      Daohen Yu                                         500,000            *

------------------ -----------------------------------  --------------------  ----------------------
------------------ -----------------------------------  --------------------  ----------------------

     07/25/00      Prakash Patel                                      15,000            *

------------------ -----------------------------------  --------------------  ----------------------
------------------ -----------------------------------  --------------------  ----------------------

     07/25/00      Craig Hanselman                                    85,000            *

------------------ -----------------------------------  --------------------  ----------------------
------------------ -----------------------------------  --------------------  ----------------------

     07/25/00      Tai Q. Chung                                      100,000            *

------------------ -----------------------------------  --------------------  ----------------------
------------------ -----------------------------------  --------------------  ----------------------

     07/25/00      Elmer R Biersack                                   10,000            *

------------------ -----------------------------------  --------------------  ----------------------
------------------ -----------------------------------  --------------------  ----------------------

     07/25/00      John Hogue                                         10,000            *

------------------ -----------------------------------  --------------------  ----------------------
------------------ -----------------------------------  --------------------  ----------------------

     07/25/00      Jie Zhao                                           10,000            *

------------------ -----------------------------------  --------------------  ----------------------
------------------ -----------------------------------  --------------------  ----------------------

     07/25/00      Jinsong Zeng                                       32,500            *

------------------ -----------------------------------  --------------------  ----------------------



       II-2


------------------ -----------------------------------  --------------------  ----------------------

     07/25/00      Ray Howard                                         10,000            *

------------------ -----------------------------------  --------------------  ----------------------
------------------ -----------------------------------  --------------------  ----------------------

     07/25/00      Richard Wang                                        2,500            *

------------------ -----------------------------------  --------------------  ----------------------
------------------ -----------------------------------  --------------------  ----------------------

     07/25/00      Jianzhong Zhang                                    10,000            *

------------------ -----------------------------------  --------------------  ----------------------
------------------ -----------------------------------  --------------------  ----------------------

     07/25/00      Jie Ma                                              8,000            *

------------------ -----------------------------------  --------------------  ----------------------
------------------ -----------------------------------  --------------------  ----------------------

     07/25/00      Jiankang Zhang                                      2,000            *

------------------ -----------------------------------  --------------------  ----------------------
------------------ -----------------------------------  --------------------  ----------------------

     07/25/00      Jie Ruan                                            5,000            *

------------------ -----------------------------------  --------------------  ----------------------
------------------ -----------------------------------  --------------------  ----------------------

     07/25/00      Kelly Charles                                       7,500            *

------------------ -----------------------------------  --------------------  ----------------------
------------------ -----------------------------------  --------------------  ----------------------

     07/25/00      SWK Enterprises                                   100,000            *

------------------ -----------------------------------  --------------------  ----------------------
------------------ -----------------------------------  --------------------  ----------------------

     07/25/00      Bill Hopkins                                       10,000            *

------------------ -----------------------------------  --------------------  ----------------------
------------------ -----------------------------------  --------------------  ----------------------

     07/25/00      Tarja Morado                                       50,000            *

------------------ -----------------------------------  --------------------  ----------------------
------------------ -----------------------------------  --------------------  ----------------------

     07/25/00      David Clifton                                      30,000            *

------------------ -----------------------------------  --------------------  ----------------------
------------------ -----------------------------------  --------------------  ----------------------

     07/25/00      Ron Terranova                                       2,500            *

------------------ -----------------------------------  --------------------  ----------------------
------------------ -----------------------------------  --------------------  ----------------------


     07/25/00      Romie Krickbaum                                     2,500            *
------------------ -----------------------------------  --------------------  ----------------------
------------------ -----------------------------------  --------------------  ----------------------


     07/25/00      Wade Vogel                                          2,500            *
------------------ -----------------------------------  --------------------  ----------------------





     * Issued as part of the acquisition and stock exchange transaction with Temple Summit Financial Projects, Inc on July 25, 2000.

ITEM 27.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)      Exhibits



3.1**Certificate of Incorporation, filed with the registration statement of Temple Summit Financial Projects, Inc. on Form 10-SB12G (file no. 0-30553) filed with the Commission on May 03, 2000, and incorporated herein by reference.


                                      II-3

3.2**By-Laws of the  Company,  filed with the  registration  statement of Temple
     Summit Financial Projects, Inc. on Form 10-SB12G (file no. 0-30553) filed with the Commission on May 03, 2000 and incorporated herein by reference.

4.1**Agreement  and  Plan of  Reorganization  between  Temple  Summit  Financial
     Projects, Inc., a Nevada corporation and Beijing Wintech Science and Technology Development Corporation dated as of August 10, 2000 filed with the Form 8-K of Temple Summit Financial Projects, Inc. (file no. 30553) and incorporated herein by reference.


   5.1 Opinion of Shawn F. Hackman a P.C

  23.1 Consent of Deloitte Touche Tohmatsu Shanghai CPA

  23.2 Consent of Clyde Bailey, CPA

  23.3 Consent of Shawn F. Hackman a P.C. contained in exhibit 5.1

  27.1 Financial Data Schedule Wintech Digital Systems Technology Corporation

  27.2 Financial Data Schedule for Temple Summit Financial Projects, Inc. ...

**     Previously filed

(b) The following financial statement schedules are included in this registration statement.

         None.

ITEM 28.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)To  include  any  material   information   with  respect  to  the  plan  of
     distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being


                                      II-4
registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (c) The undersigned registrant hereby undertakes that:

         (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.






                                      II-5

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Wintech Digital Systems Technology Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this amendment to its registration statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in Las Vegas, Nevada on the 15th day of September, 2000.


                 WINTECH DIGITAL SYSTEMS TECHNOLOGY CORPORATION


                                           By:      /s/ Yonghong Dong

                                                     President

                                           By       /s/ Baoling Zheng

                                                    Secretary/
                                                    Vice President of Finance


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



    .................

   SIGNATURE ........   TITLE      DATE
---------------------   --------   ------------------


   /s/  Yonghong Dong   Director   September 15, 2000


   /s/  Baoling Zheng   Director   September 15, 2000

   /s/  Xiaoming Chen   Director   September 15, 2000


   /s/  Mingrong Li .   Director   September 15, 2000


   /s/  Yihe Wan ....   Director   September 15, 2000


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